                                                             EXECUTION COPY





                                    CARCORP, INC.,
                                     as Company,


                            COLLINS & AIKMAN PRODUCTS CO.,
                                 as Master Servicer,

                                         and

                                    CHEMICAL BANK,
                                      as Trustee

                         on behalf of the Certificateholders



                                   C&A MASTER TRUST



                                  POOLING AGREEMENT




                              Dated as of March 30, 1995

                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . .   2
               1.1.  Definitions  . . . . . . . . . . . . . . . . . . .   2
               1.2.  Other Definitional Provisions  . . . . . . . . . .  27


                                      ARTICLE II

                              CONVEYANCE OF RECEIVABLES;
                               ISSUANCE OF CERTIFICATES . . . . . . . .  28
               2.1.  Conveyance of Receivables  . . . . . . . . . . . .  28
               2.2.  Acceptance by Trustee  . . . . . . . . . . . . . .  31
               2.3.  Representations and Warranties of the
                     Company Relating to the Company  . . . . . . . . .  32
               2.4.  Representations and Warranties of the Company
                     Relating to the Receivables  . . . . . . . . . . .  35
               2.5.  Repurchase of Ineligible Receivables . . . . . . .  36
               2.6.  Purchase of Investor Certificateholders'
                     Interest in Trust Portfolio  . . . . . . . . . . .  37
               2.7.  Affirmative Covenants of the Company . . . . . . .  38
               2.8.  Negative Covenants of the Company  . . . . . . . .  42


                                     ARTICLE III

                     RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                            AND APPLICATION OF COLLECTIONS  . . . . . .  46
               3.1.  Establishment of Collection Accounts; Certain
                     Allocations  . . . . . . . . . . . . . . . . . . .  46


                                      ARTICLE IV

                   ARTICLE IV IS RESERVED AND MAY BE SPECIFIED IN
                      ANY SUPPLEMENT WITH RESPECT TO THE SERIES
                                   RELATING THERETO . . . . . . . . . .  53


                                      ARTICLE V

                                   THE CERTIFICATES . . . . . . . . . .  53
               5.1.  The Certificates . . . . . . . . . . . . . . . . .  53
               5.2.  Authentication of Certificates . . . . . . . . . .  54
               5.3.  Registration of Transfer and Exchange of
                     Certificates . . . . . . . . . . . . . . . . . . .  54
               5.4.  Mutilated, Destroyed, Lost or Stolen
                     Certificates . . . . . . . . . . . . . . . . . . .  56


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                                                                       Page

               5.5.  Persons Deemed Owners  . . . . . . . . . . . . . .  57
               5.6.  Appointment of Paying Agent  . . . . . . . . . . .  57
               5.7.  Access to List of Certificateholders' Names and
                     Addresses  . . . . . . . . . . . . . . . . . . . .  58
               5.8.  Authenticating Agent . . . . . . . . . . . . . . .  59
               5.9.  Tax Treatment  . . . . . . . . . . . . . . . . . .  61
               5.10.  Tender of Exchangeable Company Certificate  . . .  61
               5.11.  Book-Entry Certificates . . . . . . . . . . . . .  63
               5.12.  Notices to Clearing Agency  . . . . . . . . . . .  64
               5.13.  Definitive Certificates . . . . . . . . . . . . .  64


                                      ARTICLE VI

                        OTHER MATTERS RELATING TO THE COMPANY . . . . .  65
               6.1.  Liability of the Company . . . . . . . . . . . . .  65
               6.2.  Limitation on Liability of the Company . . . . . .  65
               6.3.  Liabilities  . . . . . . . . . . . . . . . . . . .  66


                                     ARTICLE VII

                              EARLY AMORTIZATION EVENTS . . . . . . . .  66
               7.1.  Early Amortization Events  . . . . . . . . . . . .  66
               7.2.  Additional Rights Upon the Occurrence of Certain
                     Events . . . . . . . . . . . . . . . . . . . . . .  67
               7.3.  Expense Account  . . . . . . . . . . . . . . . . .  68


                                     ARTICLE VIII

                                     THE TRUSTEE  . . . . . . . . . . .  69
               8.1.  Duties of Trustee  . . . . . . . . . . . . . . . .  69
               8.2.  Rights of the Trustee  . . . . . . . . . . . . . .  71
               8.3.  Trustee Not Liable for Recitals in Certificates  .  73
               8.4.  Trustee May Own Certificates . . . . . . . . . . .  73
               8.5.  Trustee's Fees and Expenses  . . . . . . . . . . .  73
               8.6.  Eligibility Requirements for Trustee . . . . . . .  74
               8.7.  Resignation or Removal of Trustee  . . . . . . . .  75
               8.8.  Successor Trustee  . . . . . . . . . . . . . . . .  76
               8.9.  Merger or Consolidation of Trustee . . . . . . . .  76
               8.10. Appointment of Co-Trustee or Separate Trustee  . .  76
               8.11. Tax Returns  . . . . . . . . . . . . . . . . . . .  78
               8.12. Trustee May Enforce Claims Without Possession of
                     Certificates . . . . . . . . . . . . . . . . . . .  78
               8.13. Suits for Enforcement  . . . . . . . . . . . . . .  79
               8.14. [Reserved] . . . . . . . . . . . . . . . . . . . .  79
               8.15. Representations and Warranties of Trustee  . . . .  79
               8.16. Maintenance of Office or Agency  . . . . . . . . .  80
               8.17. Limitation of Liability  . . . . . . . . . . . . .  80


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                                                                       Page


                                      ARTICLE IX

                                     TERMINATION  . . . . . . . . . . .  80
               9.1.  Termination of Trust; Optional Repurchase  . . . .  80
               9.2.  Optional Purchase and Final Termination Date of
                     Investor Certificates of any Series  . . . . . . .  81
               9.3.  Final Payment with Respect to Any Series . . . . .  82
               9.4.  Company's Termination Rights . . . . . . . . . . .  83


                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS . . . . . . . .  84
               10.1.   Amendment  . . . . . . . . . . . . . . . . . . .  84
               10.2.   Protection of Right, Title and Interest
                       to Trust . . . . . . . . . . . . . . . . . . . .  85
               10.3.   Limitation on Rights of Certificateholders . . .  86
               10.4.   Governing Law  . . . . . . . . . . . . . . . . .  87
               10.5.   Notices  . . . . . . . . . . . . . . . . . . . .  87
               10.6.   Severability of Provisions . . . . . . . . . . .  88
               10.7.   Assignment . . . . . . . . . . . . . . . . . . .  88
               10.8.   Certificates Nonassessable and Fully Paid  . . .  89
               10.9.   Further Assurances . . . . . . . . . . . . . . .  89
               10.10.  No Waiver; Cumulative Remedies . . . . . . . . .  89
               10.11.  Counterparts . . . . . . . . . . . . . . . . . .  89
               10.12.  Third-Party Beneficiaries  . . . . . . . . . . .  89
               10.13.  Actions by Certificateholders  . . . . . . . . .  89
               10.14.  Merger and Integration . . . . . . . . . . . . .  90
               10.15.  Headings . . . . . . . . . . . . . . . . . . . .  90
               10.16.  Construction of Agreement  . . . . . . . . . . .  90
               10.17.  No Set-Off . . . . . . . . . . . . . . . . . . .  90
               10.18.  No Bankruptcy Petition . . . . . . . . . . . . .  90
               10.19.  Limitation of Liability  . . . . . . . . . . . .  91
               10.20.  Canadian Taxes . . . . . . . . . . . . . . . . .  91
               10.21.  Payments by Company  . . . . . . . . . . . . . .  92
               10.22.  Certain Information  . . . . . . . . . . . . . .  92

                                       EXHIBITS

          Exhibit A      Form of Exchangeable Company Certificate
          Exhibit B      Form of Lockbox Agreement
          Exhibit C      [Reserved]
          Exhibit D      Form of Annual Master Servicer's Certificate
          Exhibit E      [Reserved]
          Exhibit F      Form of Annual Opinion of Counsel
          Exhibit G      Form of Additional Servicer Supplement
          Exhibit H      Internal Operating Procedures Memorandum

                                      SCHEDULES

          Schedule 1     Receivables
          Schedule 2     Identification of the Trust Accounts
          Schedule 3     Special Obligors
          Schedule 4     Location of Chief Executive Office
          Schedule 5     Contractual Obligations


                                      APPENDICES

          Appendix A     Description of Servicer Site Review Procedures
          Appendix B     Description of Standby Liquidation System

                    POOLING AGREEMENT, dated as of March 30, 1995, among Carcorp, Inc., a Delaware corporation (the "Company"); Collins & Aikman Products Co. ("C&A Products"), a Delaware corporation (in its capacity as master servicer, the "Master Servicer"); and Chemical Bank, a New York banking corporation, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee").


                                W I T N E S S E T H :


                    WHEREAS, the Company, the Master Servicer, the subsidiaries of the Master Servicer which are parties thereto (the "Sellers"), the several financial institutions which are parties thereto (the "Original Banks") and Chemical Bank, in its capacity as administrative agent for the Original Banks (the "Original Agent"), have entered into a Receivables Transfer and Servicing Agreement, dated as of July 13, 1994 (as the same has been amended from time to time, the "Original Transfer Agreement");

                    WHEREAS, pursuant to the Original Transfer Agreement, the Company has transferred to the Original Banks all of its right, title and interest in, to and under the receivables and other related property owned by the Company upon the terms and conditions therein stated;

                    WHEREAS, as of the date hereof, (i) the Company, the Master Servicer and the Sellers are entering into an Amended and Restated Receivables Sale Agreement (as amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"), (ii) the Company, the Master Servicer, each of the subsidiaries of the Master Servicer which are from time to time parties thereto, in their capacities as servicers of the Receivables (in such capacities, the "Servicers"), and the Trustee have entered into a Servicing Agreement (as amended, supplemented or otherwise modified from time to time, the "Servicing Agreement") and (iii) the Company, the Master Servicer and the Trustee have entered into two Supplements to this Agreement pursuant to which the Company, upon the issuance and sale of the Investor Certificates thereunder, will receive funds to reacquire from the Original Banks the receivables and other property transferred under the Original Transfer Agreement and the interest of the Original Banks in such receivables and other property will be terminated; and

                    WHEREAS, the parties hereto wish to enter into this Agreement in order to create a master trust to which the Company will transfer all of its right, title and interest in, to and under the Receivables and other Trust Assets now or hereafter owned by the Company and such master trust shall, from time to time at the direction of the Company, issue one or more Series of Investor Certificates which shall represent interests in the Receivables and such other Trust Assets as specified in the Supplement related to such Series;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                    "Accounts" shall have the meaning specified in
               subsection 2.1(a)(vi) of this Agreement.

                    "Accrual Period" shall mean, for any Series, the period
               from and including a Distribution Date, or, in the case of the initial Accrual Period for such Series, the Issuance Date for such Series, to but excluding the succeeding Distribution Date.

                    "Additional Receivables" shall mean those Receivables,
               if any, originated by a Seller added to Schedule 1 to the Receivables Sale Agreement after the Initial Closing Date, which Seller's Receivables, as evidenced by an amendment to the related Supplement, shall be designated as Additional Receivables.

                    "Additional Servicer Supplement" shall mean an
               instrument substantially in the form of Exhibit G by which a Subsidiary of the Master Servicer becomes a Servicer party to the Servicing Agreement.

                    "Adjusted Invested Amount" shall mean, with respect to
               any Outstanding Series, the definition assigned to such term in the related Supplement.

                    "Affiliate" shall mean, with respect to any specified
               Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of such other Person. For purposes of this definition "control" of a Person means the power, directly or indirectly, either to
               (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
               (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Agent" shall mean, with respect to any Series, the
               Person, if any, so designated in the related Supplement.

                    "Aggregate Adjusted Invested Amount" shall mean, with
               respect to any date of determination, the sum of the Adjusted Invested Amount with respect to each Outstanding Series.

                    "Aggregate Allocated Receivables Amount" shall mean,
               with respect to any date of determination, the sum of the Allocated Receivables Amount with respect to each Outstanding Series.

                    "Aggregate Daily Collections" shall mean, with respect
               to any Business Day, the aggregate amount of all Collections deposited into the Collection Accounts on such day.

                    "Aggregate Invested Amount" shall mean, at any time,
               the sum of the Invested Amounts with respect to all Outstanding Series.

                    "Aggregate Primary Auto Receivables Amount" shall mean,
               with respect to any date of determination, the aggregate Principal Amount of all Primary Auto Receivables.

                    "Aggregate Receivables Amount" shall mean, with respect
               to any date of determination, the sum of the "Aggregate Receivables Amount" with respect to each Outstanding Series as set forth in the related Supplement for each such Outstanding Series.

                    "Aggregate Target Receivables Amount" shall mean, with
               respect to any date of determination, the sum of the Target Receivables Amount with respect to each Outstanding Series.

                    "Agreement" shall mean this Pooling Agreement and all
               amendments hereof and supplements hereto, and including, unless expressly stated otherwise, each Supplement.

                    "Allocated Receivables Amount" shall mean, with respect
               to any Outstanding Series, the amount specified in the related Supplement.

                    "Amortization Period" shall mean, with respect to any
               Series, the period following the Revolving Period with respect to such Series, as defined in any related
               Supplement.

                    "Applicants" shall have the meaning specified in
               Section 5.7.

                    "Authorized Foreign Exchange Dealer" shall mean any
               foreign exchange dealer authorized by applicable law to deal and engage in foreign exchange transactions relating to Canadian Dollars selected by the Master Servicer and reasonably acceptable to the Trustee.

                    "Book-Entry Certificates" shall mean certificates
               evidencing a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are issued to the Certificate Book-Entry Holders, such Certificates shall no longer be "Book-Entry Certificates".

                    "Business Day" shall mean any day other than (i) a
               Saturday or a Sunday or (ii) another day on which commercial banking institutions or trust companies in the State of New York or in the city where the Corporate Trust Office is located, are authorized or obligated by law, executive order or governmental decree to be closed.

                    "Business Day Received" shall have the meaning
               specified in subsection 2.3(e) of the Servicing Agreement.

                    "C&A Products" shall mean Collins & Aikman Products
               Co., a Delaware corporation.

                    "Canada/Canadian Dollar Collection Account" shall have
               the meaning specified in subsection 3.1(a).

                    "Canada/U.S. Dollar Collection Account" shall have the
               meaning specified in subsection 3.1(a).

                    "Canadian Dollars" shall mean dollars in lawful
               currency of Canada.

                    "Canadian Exchange Percentage" shall mean, at any date
               of determination, the rate at which Canadian Dollars may be exchanged into U.S. Dollars (expressed as the percentage of Canadian Dollars per U.S. Dollars), as reported in The Wall Street Journal on the immediately preceding Business Day.
               In the event that such rate does not appear in The Wall Street Journal on such immediately preceding Business Day, the Canadian Exchange Percentage shall be determined by reference to the relevant Bloomberg currency page (or, if such rate does not appear on any Bloomberg currency page, on the relevant page of the Reuters Monitor Money Rates Service) as of the close of business of the immediately preceding Business Day. In the event that such rate does not appear on any Bloomberg page or the relevant page of the Reuters Monitor Money Rates Service, the Canadian Exchange Percentage shall be determined by reference to such other publicly available service for displaying exchange rates with respect to Canadian Dollars as may be selected by the Trustee.

                    "Canadian Seller" shall mean WCA Canada Inc., a wholly-
               owned Subsidiary of C&A Products.

                    "Certificate" shall mean one of any Series of Investor
               Certificates, the Exchangeable Company Certificate or, if applicable, any Subordinated Company Certificate.

                    "Certificate Book-Entry Holder" shall mean, with
               respect to a Book-Entry Certificate, the Person who is listed on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency, as the beneficial owner of such Book-Entry Certificate (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                    "Certificate Rate" shall mean with respect to any
               Series and Class of Certificates, the percentage interest rate (or formula on the basis of which such interest rate shall be determined) stated in the applicable Supplement.

                    "Certificate Register" shall mean the register
               maintained pursuant to Section 5.3, providing for the registration of the Certificates and transfers and exchanges thereof.

                    "Certificateholder" shall mean the Person in whose name
               a Certificate is registered in the Certificate Register.

                    "Certificateholders' Interest" shall have the meaning
               specified in subsection 3.1(b).

                    "Charge-Offs" shall mean, during any period, with
               respect to the Receivables originated by any Seller and sold to the Company, the aggregate amount of such Receivables, as reflected in the most recent aged trial balance report of such Seller, that were written off, or should have been written off, during such period as uncollectible in accordance with the Policies of the Company.

                    "Class" shall mean, with respect to any Series, any one
               of the classes of Certificates of that Series as specified in the related Supplement.

                    "Clearing Agency" shall mean each organization
               registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                    "Clearing Agency Participant" shall mean a broker,
               dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing Agency.

                    "Collection Accounts" shall mean the collective
               reference to the U.S. Dollar Collection Account, the Canada/U.S. Dollar Collection Account and the
               Canada/Canadian Dollar Collection Account.

                    "Collections" shall mean all collections and all
               amounts received in respect of the Receivables transferred to the Trust, including Recoveries, Repurchase Payments and payments in respect of Dilutive Credits, together with all collections received in respect of the Related Property (including Recoveries) in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds thereof (including, without limitation, whatever is received upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of New York or, if applicable, as defined under similar provincial laws of Canada).

                    "Company" shall mean Carcorp, Inc., a Delaware
               corporation.

                    "Company Collection Subaccount" shall have the meaning
               specified in subsection 3.1(a).

                    "Company Exchange" shall have the meaning specified in
               subsection 5.10(b).

                    "Company Interest" shall have the meaning specified in
               subsection 3.1(b).

                    "Contractual Obligation" shall mean, as to any Person,
               any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                    "Corporate Trust Office" shall mean the principal
               office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001 (Attention: Structured Finance Services - ABS).

                    "Credit Agreement" shall mean the Credit Agreement
               dated as of June 22, 1994 among C&A Products, as Borrower, WCA Canada Inc., as Canadian Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders named therein, Continental Bank, N.A. and NationsBank, N.A., as Managing Agents, and Chemical Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                    "Cut-Off Date" shall mean the close of business on
               March 29, 1995.

                    "Daily Report" shall have the meaning specified in
               subsection 4.2(a) of the Servicing Agreement.

                    "Defaulted Receivable" shall mean, with respect to each
               Seller, any Receivable (a) the Obligor of which is in bankruptcy, (b) which is unpaid in whole or in part for more than 90 days after its original due date or (c) which, in accordance with such Seller's Policies, is or should have been determined to be uncollectible by such Seller, in each case as calculated based on the most recent aged trial balance report with respect to such Seller.

                    "Deficiency Amount" shall have, with respect to any
               Series, the meaning specified in the applicable Supplement.

                    "Definitive Certificates" shall have the meaning
               specified in Section 5.11.

                    "Delinquent Receivable" shall mean, with respect to
               each Seller, any Receivable, other than Defaulted Receivables, which Receivable, as calculated based on the most recent aged trial balance report with respect to such Seller, is unpaid in whole or in part for more than 60 days after its original due date.

                    "Deposit Date" shall have the meaning specified in
               subsection 3.1(e).

                    "Depository" shall mean, with respect to any Series,
               the Clearing Agency designated as the "Depository" in the related Supplement.

                    "Depository Agreement" shall mean, with respect to any
               Series, an agreement among the Company, the Trustee and a Clearing Agency, in a form reasonably satisfactory to the Trustee and the Company.

                    "Determination Date" shall mean, with respect to any
               Distribution Date, the Business Day immediately preceding such Distribution Date.

                    "Dilution Adjustments" shall have the meaning specified
               in Section 2.5 of the Receivables Sale Agreement.

                    "Dilutive Credits" shall mean, for any period, the
               aggregate amount of discount expense, rebates, refunds, billing error expense, credits against Receivables, offsets and other adjustments or allowances in respect of Receivables permitted or incurred by the Seller thereof or the Company with respect thereto during such period.

                    "Distribution Date" shall mean, except as otherwise set
               forth in the applicable Supplement, the 25th day of the month, beginning in the month immediately following the month of the Initial Issuance, or if such 25th day is not a Business Day, the next succeeding Business Day.

                    "Dollars," "U.S. Dollars" and "$" shall mean dollars in
               lawful currency of the United States of America.

                    "Early Amortization Event" shall have, with respect to
               any Series, the meaning specified in Section 7.1 of this Agreement and in any Supplement for such Series.

                    "Eligible Institution" shall mean (a) with respect to
               accounts in the United States, a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, the unsecured and uncollateralized debt obligations of which are rated in the highest long-term or short-term rating category by each Rating Agency and (ii) such depositary institution or trust company has a combined capital and surplus of at least $50,000,000, and (b) with respect to accounts in Canada, a bank within the meaning of the Bank Act (Canada) or a trust company licensed under the laws of Canada or any province thereof; provided, however, that at all times the short-term deposits of any such bank or trust company shall have a credit rating from S&P so long as it is a Rating Agency, and any other Rating Agency rating such bank or trust company in the highest long-term investment category granted thereby or, if such institution does not have a long-term rating from S&P and/or such other Rating Agency, the highest short-term investment category granted by S&P, as the case may be.

                    "Eligible Investments" shall mean any book-entry
               securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                    (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                    (b) federal funds, demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies rating such investment in the highest investment category granted thereby;

                    (c) commercial paper rated, at the time of the investment or contractual commitment to invest therein, in the highest rating category by each Rating Agency rating such commercial paper;

                    (d) investments in money market funds rated the highest rating category by each Rating Agency rating such money market fund (provided, that if such Rating Agency is Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., such rating shall be AAAm-g);

                    (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                    (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; or

                    (g) any other investment approved in writing by each Rating Agency.

                    "Eligible Letter of Credit" shall mean any irrevocable
               direct pay or standby letter of credit (a) issued in favor of a Seller by any commercial bank that (i) has combined capital and surplus of not less than $50,000,000 and (ii) has (or the holding company parent of which has) a long-term or short-term senior unsecured debt rating in the highest rating category by each Rating Agency and (b) which permits such Seller to draw, upon notice to the issuing bank, an amount equal to the entire Principal Amount of any Receivable supported thereby, in U.S. Dollars payable by the issuing bank in the United States, no later than 90 days after the original invoice date with respect to such Receivable.

                    "Eligible Obligor" shall mean, as of any date of
               determination, each Obligor in respect of a Receivable that satisfies the following eligibility criteria:

                    (a) it is organized or located (within the meaning of Section 9-103(3)(d) of the UCC as in effect in the State of New York) in the United States; provided, however, that (i) Obligors organized or located in Canada or Japanese Obligors or (ii) Obligors not otherwise described in clause (i) above which are located (within the meaning of Section 9-103(3)(d) of the UCC as in effect in the State of New York) outside the United States, shall be deemed Eligible Obligors if (x) in the case of clauses (i) and (ii) above, the Receivables of such Obligor would otherwise be Eligible Receivables, (y) in the case of clause (i) above, the aggregate Principal Amount of all such Receivables does not exceed 20.0% of the Principal Amount of the Eligible Receivables then held by the Trust and (z) in the case of clause (ii) above, (1) the Receivables of such Obligor are supported by an Eligible Letter of Credit and (2) the aggregate Principal Amount of all such Receivables does not exceed 3.0% of the Principal Amount of the Eligible Receivables then held by the Trust; provided, further, that if an Obligor is located in the Provinces of Prince Edward Island, New Brunswick, Nova Scotia or Newfoundland, it shall not be deemed to be an Eligible Obligor until, as evidenced by an Opinion of Counsel, all actions are taken that are required to perfect the Company's and the Trust's ownership/security interest in the Receivables of any such Obligor;

                    (b) it is not a direct or indirect Subsidiary of C&A
               Products;

                    (c) it is not a domestic or foreign government or any agency, department, or instrumentality thereof; provided, however, that up to 2.5% of the aggregate Principal Amount of the Eligible Receivables may be owing by the United States government, any state or local government within the United States or subdivision, or any agency, department or instrumentality thereof; and

                    (d) it is not the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency, unless the Receivables of such Obligor arise subsequent to a decree or order for relief under the Bankruptcy Reform Act of 1978, as amended, with respect to such Obligor;

               provided, however, that, if 25% or more of the Principal Amount of Receivables of an Obligor that is one of the ten largest Obligors (measured by Principal Amount of Receivables in the Trust) are reported as being 60 days or more past due as at the end of the fiscal month immediately preceding the most recent Settlement Report Date (commencing with the May 1995 Settlement Report Date), such Obligor shall not be deemed an Eligible Obligor until such time as the Master Servicer furnishes the Rating Agencies with a report (which may be part of a Daily Report or a Monthly Settlement Statement) indicating that less than 25% of the Principal Amount of Receivables of such Obligor then in the Trust are 60 days or more past due.

                    "Eligible Receivable" shall mean, as of any date of
               determination, each Receivable owing by an Eligible Obligor in existence as of such date that satisfies the following eligibility criteria:

                    (a) it constitutes an account (and not an "instrument" or "chattel paper" or a title in bearer form) within the meaning of Section 9-106 of the UCC of the State the law of which governs the perfection of the interest granted in it or, if applicable, under the provisions of similar legislation of any province of Canada;

                    (b) it represents an enforceable obligation of such Eligible Obligor to pay the full Principal Amount thereof and it is not subject to any dispute in whole or in part or to any offset, counterclaim or defense; provided that a Receivable that is subject only in part to any of the foregoing shall be an Eligible Receivable to the extent not subject to dispute, offset, counterclaim or defense;

                    (c) it is not a Defaulted Receivable or a Delinquent Receivable;

                    (d) it is denominated and payable in U.S. Dollars or Canadian Dollars in the United States or Canada;

                    (e) it arose in the ordinary course of business from the sale of products or services of a Seller and in accordance with the Policies of such Seller and, at such date of determination, such Seller continues to be a Seller under the Receivables Sale Agreement;

                    (f) it does not contravene any applicable law, rule or regulation and the applicable Seller is not in violation of any law, rule or regulation in connection with it which in any way renders it unenforceable or would otherwise impair in any material respect the collectibility of such Receivable;

                    (g) if the Company and the Trust are not excluded from the definition of "investment company" pursuant to Rule 3a-7 under the Investment Company Act of 1940, as amended, it is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                    (h) it is not a Receivable for which the applicable Seller has established an offsetting specific reserve;

                    (i) it is not a Receivable in respect of which the applicable Seller has (i) entered into an arrangement with the Obligor pursuant to which payment of any portion of the purchase price has been extended or deferred, whether by means of a promissory note or by any other means, to a date more than 60 days from the billing date, (ii) altered the basis of the aging from the initial due date for payment such that the final due date extends to a date more than 60 days from the billing date or (iii) otherwise made any modification except in the ordinary course of business and consistent with the Policies of such Seller;

                    (j) the related goods shall have been delivered to the related Obligor or the related services shall have been performed and the Receivable shall have been billed to the related Obligor;

                    (k) the Company or the Trust will have good and marketable title thereto free and clear from Liens (except those in favor of the Company and/or the Trust) and such Receivable has been the subject of either a valid transfer from the Company to the Trust or, subsidiarily, the grant of a first priority perfected security interest therein to the Trust;

                    (l) except for Receivables sold on any Effective Date (as defined under the Receivables Sale Agreement) for any Seller, it was sold to the Company pursuant to the

               Receivables Sale Agreement within three Business Days after the original invoice date with respect thereto;

                    (m)  all required consents, approvals and
               authorizations (including, without limitation, any consent of the Obligor thereof required for the assignment and sale thereof to the Company and by the Company to the Trust) have been obtained with respect to the Receivable;

                    (n)  it is fully assignable; and

                    (o) at the time such Receivable was sold by the respective Seller to the Company under the Receivables Sale Agreement, no event described in subsection 7(d)(i) of the Receivables Sale Agreement (without giving effect to any requirement as to the passage of time) had occurred with respect to such Seller.

                    "Eligible Primary Auto Receivables" shall mean, as of
               any date of determination, each Primary Auto Receivable that also is an Eligible Receivable.

                    "Eligible Successor Servicer" shall mean a Person
               which, at the time of its appointment as a Servicing Party
               (i) is legally qualified and has the corporate power and authority to service the Receivables transferred to the Trust, (ii) has demonstrated the ability to service a portfolio of similar receivables in accordance with high standards of skill and care in the sole determination of the Master Servicer and (iii) has a combined capital and surplus of at least $5,000,000.

                    "ERISA" shall mean the Employee Retirement Income
               Security Act of 1974, as amended.

                    "Exchange" shall mean either of the procedures
               described under Section 5.10.

                    "Exchange Date" shall have the meaning, with respect to
               any Series issued pursuant to an Exchange, specified in
               Section 5.10.

                    "Exchange Notice" shall have the meaning, with respect
               to any Series issued pursuant to an Exchange, specified in
               Section 5.10.

                    "Exchangeable Company Certificate" shall mean the
               certificate executed by the Company and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 5.10.

                    "Excess Primary Auto Receivables" shall mean, on any
               date of determination, the aggregate Principal Amount of Eligible Primary Auto Receivables in excess of the Obligor Limits for the Primary Auto Obligors.

                    "Expense Account" shall have the meaning specified in
               subsection 7.3(a).

                    "Expense Account Limit" shall mean $500,000.

                    "Force Majeure Delay" shall mean, with respect to any
               Servicing Party, any cause or event which is beyond the control and not due to the negligence of such Servicing Party which delays, prevents or prohibits such Servicing Party's delivery of Daily Reports and/or Monthly Settlement Statements, including, without limitation, acts of God or the elements and fire, but shall not include strikes; provided that no such cause or event shall be deemed to be a Force Majeure Delay unless the affected Servicing Party or the Master Servicer on behalf of such Servicing Party shall have given the Company and the Trustee written notice thereof as soon as possible after the beginning of such delay.

                    "Fractional Undivided Interest" shall mean the
               fractional undivided interest in the Certificateholders' Interest evidenced by an Investor Certificate.

                    "GAAP" shall mean generally accepted accounting
               principles in the United States of America as in effect from time to time.

                    "General Opinion" shall mean, with respect to any
               action, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary corporate action on the part of the Master Servicer or the Company, as the case may be, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Master Servicer or the Company, as the case may be, enforceable in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) any condition precedent to any such action has been complied with.

                    "Governmental Authority" shall mean any nation or
               government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Indebtedness" shall mean, with respect to any Person
               at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capital leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person which would be reflected on a balance sheet of such Person prepared in accordance with GAAP and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. For purposes of any calculation hereunder, the amount of any Indebtedness outstanding at any time, except Indebtedness under clause (e) of this definition, shall be deemed to be equal to the then outstanding principal amount of such Indebtedness (including, with respect to capital leases, the implied principal amount thereof calculated in accordance with GAAP) and the amount of any Indebtedness outstanding at any time under clause (e) of this definition shall be equal to the lesser of (i) the then outstanding principal amount of, and all accrued and unpaid interest on, the liability secured by the applicable property and (ii) the then fair market value of such property.

                    "Ineligible Receivable" shall have the meaning
               specified in Section 2.5.

                    "Initial Closing Date" shall mean March 31, 1995.

                    "Initial Invested Amount" shall mean, with respect to
               any Series, the amount stated as such in the applicable
               Supplement.

                    "Insolvency Event" shall mean the occurrence of any one
               or more of the events specified in paragraph (a) of Section
               7.1.

                    "Internal Operating Procedures Memorandum" shall mean
               the internal operating procedures memorandum prepared by the Trustee as set forth in Exhibit H hereto.

                    "Internal Revenue Code" shall mean the Internal Revenue
               Code of 1986, as amended from time to time.

                    "Invested Amount" shall have, with respect to any
               Series, the meaning specified in the applicable Supplement.

                    "Invested Percentage" shall have, with respect to any
               Series, the meaning specified in the applicable Supplement.

                    "Investment Earnings" shall have the meaning specified
               in subsection 3.1(c).

                    "Investor Certificateholder" shall mean the holder of
               record of, or the bearer of, an Investor Certificate.

                    "Investor Certificates" shall mean the Certificates
               executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form attached to the applicable Supplement, but shall not include the Exchangeable Company Certificate, any Subordinated Company Certificate or any other Certificate held by the Company.

                    "Issuance Date" shall mean, with respect to any Series,
               the date of issuance of such Series, or the date of any increase to the Invested Amount of such Series, as specified in the related Supplement.

                    "Japanese Obligor" shall mean any of Fuji Heavy
               Industries, Inc., Toyota Motor Company, Honda Motor Co., Ltd., Toyota Tsusho Corp., or Kotobakiya Fronte Co., Inc.

                    "Lien" shall mean, with respect to any asset, (a) any
               mortgage, hypothec, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities; provided, however, that if a lien is imposed under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Internal Revenue Code or
               Section 302(f) of ERISA applies, then such lien shall not be treated as a "Lien" from and after the time any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Internal Revenue Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Trustee and each Agent a written statement of the amount of such lien together with written evidence of payment of such amount, or such lien expires pursuant to Section 412(n)(4)(B) of the Internal Revenue Code or Section 302(f)(4)(B) of ERISA.

                    "Lockbox" shall mean the post office boxes listed on
               Schedule 2 to the Receivables Sale Agreement to which the Obligors are instructed to remit payments on the Receivables and/or such other post office boxes as may be established pursuant to Section 2.3 of the Servicing Agreement.

                    "Lockbox Account" shall mean the intervening account
               used by a Lockbox Processor for deposit of funds received in a Lockbox prior to their transfer to the Collection Accounts.

                    "Lockbox Agreement" shall mean a lockbox agreement in
               the form set forth as Exhibit B.

                    "Lockbox Processor" shall mean the depositary
               institution or processing company (which may be the Trustee) which processes payments on the Receivables sent by the Obligors thereon forwarded to a Lockbox.

                    "Master Servicer" shall initially mean C&A Products in
               its capacity as Master Servicer under the Transaction Documents and, after any Service Transfer, the Successor Servicer.

                    "Material Adverse Effect" shall mean (i) with respect
               to any Seller or any Servicing Party, (a) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of C&A Products and its Subsidiaries taken as a whole, (b) a material impairment of the ability of such Seller or Servicing Party, as the case may be, to perform its obligations under the Transaction Documents, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against any of the Sellers or any Servicing Party, (d) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders or (e) a material impairment of the collectibility of the Receivables of such Seller or Servicing Party, as the case may be, or (ii) with respect to the Company, (a) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of the Company, (b) a material impairment of the ability of the Company to perform its obligations under any Transaction Document to which it is a party, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against the Company, (d) a material impairment of the interests, rights or remedies of the Trustee or the Investor Certificateholders or (e) a material impairment of the collectibility of the Receivables.

                    "Monthly Servicing Fee" shall have the meaning
               specified in subsection 2.5(a) of the Servicing Agreement.

                    "Monthly Settlement Statement" shall have the meaning
               specified in Section 4.3 of the Servicing Agreement.

                    "Obligor" shall mean, with respect to any Receivable,
               the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

                    "Obligor Limit" shall mean, at any date, (i) with
               respect to any Eligible Obligor other than a Special Obligor, 2.5% of the Principal Amount of all Eligible Receivables in the Trust at such date, and (ii) with respect to any Special Obligor, the Special Obligor Limit designated in respect thereof. For purposes of applying the Obligor Limit, (i) all Eligible Obligors that are Affiliates of each other shall be deemed to be a single Eligible Obligor and
               (ii) all Eligible Obligors that are state or local governmental entities located within the United States or any agencies thereof shall be deemed to be a single Eligible Obligor.

                    "Officer's Certificate" shall mean, unless otherwise
               specified in this Agreement, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer, any Vice President or Treasurer of the Master Servicer or the Company, as the case may be, or, in the case of a Successor Servicer, a certificate signed by a Vice President and the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer.

                    "Opinion of Counsel" shall mean a written opinion of
               counsel, who may be internal counsel to the Company or the Master Servicer, designated by the Company or the Master Servicer, as the case may be, which is reasonably acceptable to the Trustee.

                    "Optional Repurchase Percentage" shall mean, with
               respect to any Series, the percentage stated as such in the applicable Supplement.

                    "Outstanding Series" shall mean, at any time, a Series
               issued pursuant to an effective Supplement for which the Series Termination Date for such Series has not occurred.

                    "Overconcentration Amount" shall mean, with respect to
               any date of determination, the sum of (i) for all Eligible Obligors, the excess, if any, of the aggregate Principal Amount of Eligible Receivables of each such Eligible Obligor over the Obligor Limit of each such Eligible Obligor and
               (ii) the excess, if any, of (A) the aggregate Principal Amount of all Receivables payable in Canadian Dollars over
               (B) 7.5% of the aggregate Principal Amount of all Eligible Receivables in the Trust at the end of the Business Day immediately preceding such date. For purposes of clause (i) above, the Overconcentration Amount for each Eligible

               Obligor that owes Receivables payable in Canadian Dollars and U.S. Dollars shall be allocated first to its Eligible Receivables payable in Canadian Dollars and then to its Eligible Receivables payable in U.S. Dollars.

                    "Parent Note" shall have the meaning specified in
               Section 8.3 of the Receivables Sale Agreement.

                    "Paying Agent" shall mean any paying agent and
               co-paying agent appointed pursuant to Section 5.6 and, unless otherwise specified in the related Supplement of any Series and with respect to such Series, shall initially be Chemical Bank.

                    "Permitted Liens" shall mean, at any time, for any
               Person:

                         (i) Liens created pursuant to this Agreement or the Receivables Sale Agreement;

                        (ii)  Liens for taxes, assessments or other
                    governmental charges or levies not yet due, or which are for less than $100,000 in the aggregate, or which are being contested in good faith by appropriate proceedings provided that the relevant Person shall have set aside on its books reserves in accordance with GAAP;

                        (iii)  deposits to secure the performance of
                    leases, which are for less than $100,000 in the aggregate, and appeal bonds; and

                         (iv) Liens (not otherwise permitted hereunder)
                    securing obligations not exceeding $100,000 in aggregate amount at any time outstanding.

                    "Person" shall mean any individual, partnership,
               corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                    "Policies" shall mean, (i) with respect to any Seller
               or Servicing Party, as the case may be, which has set forth its credit and collection policies in writing, such written credit and collection policies as they have been applied by such Seller or Servicing Party, as the case may be, in the ordinary course of its business prior to the Initial Closing Date, (ii) with respect to any Seller or Servicing Party, as the case may be, which has not set forth its credit and collection policies in writing, its credit and collection policies as in effect and applied by such Seller or Servicing Party, as the case may be, in the ordinary course of business prior to the Initial Closing Date, and (iii) with respect to the Company, its written charge-off policies as they have been applied by the Company in the ordinary course of its business prior to the Initial Closing Date, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Transaction Documents.

                    "Pooling and Servicing Agreements" shall have the
               meaning specified in subsection 10.1(a).

                    "Potential Early Amortization Event" shall mean an
               event which, with the giving of notice and/or the lapse of time, would constitute an Early Amortization Event hereunder or under any Supplement.

                    "Potential Servicer Default" shall mean an event which,
               with the giving of notice and/or the lapse of time, would constitute a Servicer Default hereunder or under any Supplement.

                    "Prepayment Request" shall have the meaning, with
               respect to any Outstanding Series, specified in the related Supplement.

                    "Primary Auto Obligors" shall mean General Motors
               Corporation, Chrysler Corporation, Ford Motor Company, Honda Motor Co., Ltd., American Honda Motor Co. Inc., Toyota Motor Company and Toyota Tsusho Corp. and their respective Subsidiaries.

                    "Primary Auto Receivable" shall mean any Receivable the
               Obligor of which is a Primary Auto Obligor.

                    "Principal Amount" shall mean, with respect to any
               Receivable, the amount due thereunder, net of any prompt payment discount, volume discount or other promotional discount or rebate known to be deductible at the date of determination and, in the case of any Receivable payable in Canadian Dollars, multiplied by 85.0% of the applicable Canadian Exchange Percentage.

                    "Principal Terms" shall have the meaning, with respect
               to any Series issued pursuant to an Exchange, specified in
               Section 5.10.

                    "Rating Agency" shall mean, with respect to each
               Outstanding Series, any rating agency or agencies designated as such in the related Supplement.

                    "Rating Agency Condition" shall mean, with respect to
               any action, that each Rating Agency shall have notified the

               Company, the Master Servicer, any Agent and the Trustee orally (to be confirmed promptly in writing) or in writing that such action will not result in a reduction or withdrawal of the rating of any Outstanding Series or any Class of any such Outstanding Series with respect to which it is a Rating Agency; provided, however, that to the extent specified in the related Supplement, certain actions requiring satisfaction of the Rating Agency Condition shall require written notice from each such Rating Agency.

                    "Receivable" shall mean the indebtedness and payment
               obligations of any Person to a Seller arising from a sale of merchandise or services by such Seller in the ordinary course of its business, including, without limitation, any right to payment for goods sold or for services rendered, and including the right of payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Notwithstanding the foregoing, "Receivables" shall not include, and the holders of the Investor Certificates shall have no interest in, the receivables generated by the Borg Textile division of the Canadian Seller.

                    "Receivables Purchase Date" shall mean, with respect to
               any Receivable, the Business Day on which the Company purchases such Receivable from a Seller and transfers such Receivable to the Trust.

                    "Receivables Sale Agreement" shall mean the Amended and
               Restated Receivables Sale Agreement, dated as of the date hereof, among the Sellers, the Master Servicer and the Company, as buyer, as amended, supplemented or otherwise modified from time to time.

                    "Record Date" shall mean, with respect to any Series,
               the date specified as such in the applicable Supplement.

                    "Recoveries" shall mean all amounts collected (net of
               out-of-pocket costs of collection) in respect of Charge-
               Offs.

                    "Related Property" shall mean, with respect to each
               Receivable:

                         (a) all of the applicable Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable;

                         (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

                         (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

                    "Reported Day" shall have the meaning specified in
               subsection 4.2(a) of the Servicing Agreement.

                    "Repurchase Payments" shall mean the collective
               reference to payments of Transfer Deposit Amounts and Servicer Repurchase Amounts.

                    "Repurchase Terms" shall mean, with respect to any
               Series, the terms and conditions under which the Company may repurchase such Series pursuant to Section 9.2, as modified by the related Supplement.

                    "Requirements of Law" for any Person shall mean the
               certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Responsible Officer" shall mean (i) when used with
               respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Vice President, any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and (ii) when used with respect to any other Person, the chief executive officer and the president or the treasurer or the chief financial officer or any vice-president in the finance department of such Person.

                    "Revolving Period" shall have, with respect to any
               Outstanding Series, the definition assigned to such term in the related Supplement.

                    "Revolving Termination Date" shall mean, with respect
               to all Series, the date on which the Revolving Period for any Series terminates.

                    "Scheduled Amortization Period" shall have, if
               applicable with respect to any Outstanding Series, the definition assigned to such term in the related Supplement.

                    "Securities Act" shall mean the United States
               Securities Act of 1933, as amended.

                    "Seller Daily Report" shall have the meaning specified
               in subsection 4.2(b) of the Servicing Agreement.

                    "Sellers" shall mean C&A Products and the Subsidiaries
               of C&A Products listed on Schedule 1 to the Receivables Sale Agreement (excluding any such Subsidiaries which have been terminated as Sellers in accordance with the provisions of the Receivables Sale Agreement) together with any Subsidiaries of C&A Products (whether now owned or hereafter acquired) which have been added as Sellers in accordance with the provisions of the Receivables Sale Agreement, in their capacities as sellers under the Receivables Sale Agreement.

                    "Series" shall mean any series of Investor
               Certificates, the terms of which are set forth in a Supplement.

                    "Series Account" shall mean any deposit, trust, escrow,
               reserve or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

                    "Series Canada/Canadian Dollar Collection Subaccount"
               shall have the meaning specified in subsection 3.1(a).

                    "Series Canada/U.S. Dollar Collection Subaccount" shall
               have the meaning specified in subsection 3.1(a).

                    "Series Collection Subaccount" shall have the meaning
               specified in subsection 3.1(a).

                    "Series Collection Sub-subaccount" shall have the
               meaning specified in subsection 3.1(a).

                    "Series Non-Principal Collection Sub-subaccount" shall
               have the meaning specified in subsection 3.1(a).

                    "Series Percentage" shall have, with respect to any
               Outstanding Series, the definition assigned to such term in the related Supplement.

                    "Series Principal Collection Sub-subaccount" shall have
               the meaning specified in subsection 3.1(a).

                    "Series Termination Date" shall mean, with respect to
               any Series, the date specified as such in the Supplement relating to such Series.

                    "Service Transfer" shall have the meaning specified in
               Section 6.1 of the Servicing Agreement.

                    "Servicer" shall have the meaning assigned in the
               recitals hereto.

                    "Servicer Default" shall have, with respect to any
               Series, the meaning specified in Section 6.1 of the Servicing Agreement, as supplemented by the related Supplement for such Series.

                    "Servicer Repurchase Amount" shall have the meaning
               specified in subsection 4.1(b) of the Servicing Agreement.

                    "Servicer Site Review" shall mean a review performed by
               the Trustee of the servicing operations of each Servicer at such Servicer's offices, as described in Appendix A.

                    "Servicing Agreement" shall have the meaning specified
               in the recitals hereto.

                    "Servicing Fee" shall have the meaning specified in
               subsection 2.5(a) of the Servicing Agreement.

                    "Servicing Fee Percentage" shall mean 1.0% per annum.

                    "Servicing Party" shall mean the collective reference
               to each of the Master Servicer and each Servicer.

                    "Settlement Period" shall mean, initially, the period
               commencing March 31, 1995 and ending April 29, 1995. Thereafter, Settlement Period shall mean each fiscal month of the Master Servicer.

                    "Settlement Report Date" shall mean, except as
               otherwise set forth in the applicable Supplement, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day.

                    "Special Obligor" shall mean each Eligible Obligor
               whose name is set forth on Schedule 3 which Schedule may be amended from time to time (including any amendment to any Special Obligor Limit set forth thereon) upon satisfaction of the Rating Agency Condition.

                    "Special Obligor Limit" shall mean, with respect to any
               Special Obligor, the percentage set forth opposite the name of such Special Obligor on Schedule 3.

                    "Specified Bankruptcy Opinion Provisions" shall mean
               the provisions contained under the heading "Statement of Facts and Assumptions" in the legal opinion of Stroock & Stroock & Lavan relating to certain bankruptcy matters delivered on the Initial Closing Date.

                    "S&P" shall mean Standard & Poor's Ratings Group, a
               division of McGraw-Hill, Inc., and its successors in interest.

                    "Standby Liquidation System" shall mean a system by
               which the Trustee will receive and store electronic information regarding Receivables from each Servicing Party which may be utilized in the event of a liquidation of the Receivables to be carried out by the Trustee, as described in Appendix B.

                    "Subordinated Certificate Amount" shall have, with
               respect to any Series, the meaning specified in the applicable Supplement.

                    "Subordinated Company Certificate" shall mean any
               Certificate issued to the Company pursuant to the Supplement for any Series which represents an interest in the Trust Assets which is subordinated to the Investor Certificates of such Series.

                    "Subordinated Notes" shall have the meaning specified
               in Section 8.1 of the Receivables Sale Agreement.

                    "Subsidiary" shall mean, as to any Person, a
               corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                    "Successor Servicer" shall have the meaning specified
               in Section 6.2 of the Servicing Agreement.

                    "Supplement" shall mean, with respect to any Series, a
               supplement to this Agreement complying with the terms of
               Section 5.10, executed in conjunction with the issuance of any Series.

                    "Target Receivables Amount" shall mean, with respect to
               any Outstanding Series, the amount specified as the "Target Receivables Amount" in the related Supplement.

                    "Tax Opinion" shall mean, with respect to any action,
               an opinion of counsel (a) to the effect that, for federal income tax purposes, (i) such action will not adversely affect the characterization as debt or as an interest in a partnership (other than a partnership taxable as a corporation), as the case may be, of any Investor Certificates of any Outstanding Series or Class not retained by the Company, (ii) such action will not cause or constitute a sale, exchange or other disposition by the Company or the Trust of the Trust Assets, or by the Investor Certificateholders of such Certificateholders' Certificates of any Outstanding Series or Class and (iii) in the case of
               Section 5.9, the Investor Certificates of the new Series which are not retained by the Company will be characterized as debt or as an interest in a partnership (other than a partnership taxable as a corporation) and (b) with respect to New York and North Carolina state taxation issues, in substantially the form delivered at the Initial Closing Date.

                    "Termination Notice" shall have the meaning specified
               in Section 6.1 of the Servicing Agreement.

                    "Transaction Documents" shall mean the collective
               reference to this Agreement, the Servicing Agreement, each Supplement with respect to any Outstanding Series, the Receivables Sale Agreement, the Lockbox Agreements, the Certificates and any other documents delivered pursuant to or in connection therewith.

                    "Transfer Agent and Registrar" shall have the meaning
               specified in Section 5.3 and shall initially be Chemical
               Bank.

                    "Transfer Deposit Amount" shall have the meaning
               specified in subsection 2.5(b).

                    "Transferred Agreements" shall have the meaning
               assigned in subsection 2.1(a)(v).

                    "Trust" shall mean the C&A Master Trust created by this
               Agreement.

                    "Trust Assets" shall have the meaning specified in
               Section 2.1.

                    "Trust Termination Date" shall have the meaning
               specified in subsection 9.1(a).

                    "Trustee" shall mean the institution executing this
               Agreement as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

                    "UCC" shall mean the Uniform Commercial Code, as
               amended from time to time, as in effect in any specified jurisdiction.

                    "U.S. Dollar Collection Account" shall have the meaning
               specified in subsection 3.1(a).

                    "U.S. Dollar Primary Auto Collection Subaccount" shall
               have the meaning specified in subsection 3.1(a).

                    Section 1.2. Other Definitional Provisions. (a) All terms defined in this Agreement, the Servicing Agreement or in any Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

                    (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                    (d) The definitions contained in Section 1.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                    (e) Where a definition contained in Section 1.1 specifies that such term shall have the meaning set forth in the related Supplement, the definition of such term set forth in the related Supplement may be preceded by a prefix indicating the specific Series or Class to which such definition shall apply.

                    (f) Where reference is made in this Agreement or any related Supplement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount (as such term is defined in Section 1.1) of such Receivables. The intent of this provision is to require that, unless explicitly stated otherwise, in determining the amount of Receivables payable in Canadian

          Dollars, the applicable Canadian Exchange Percentage be taken into consideration.

                    (g) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.


                                      ARTICLE II

                              CONVEYANCE OF RECEIVABLES;
                               ISSUANCE OF CERTIFICATES

                    Section 2.1.  Conveyance of Receivables.

                    (a) By execution and delivery of this Agreement, the Company does hereby transfer, assign, set over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse (except as specifically provided herein), all of its present and future right, title and interest in, to and under:

                    (i) all Receivables owned by the Company, including those owned by the Company at the close of business on the Initial Closing Date and all Receivables thereafter acquired by the Company from time to time until but not including the Trust Termination Date;

                   (ii)    the Related Property;

                  (iii)    all Collections;

                   (iv) all rights (including rescission, replevin or reclamation) relating to any Receivable or arising therefrom;

                    (v) each of the Receivables Sale Agreement and the Servicing Agreement, including in respect of each agreement,
               (A) all rights of the Company to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement, (C) claims of the Company for damages arising out of or for breach of or default under such agreement, (D) the right of the Company to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all other rights, remedies, powers, privileges and claims of the Company under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Company at law or in equity), including the rights of the Company to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith (all of the foregoing set forth in subclauses (v)(A)-(E), inclusive, the "Transferred Agreements");

                   (vi) each Collection Account, each Lockbox and each Lockbox Account (collectively, the "Accounts"), all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing any of such Accounts or any funds and other evidences of payment held therein;

                  (vii) all investments of such funds held in such Accounts and all certificates and instruments from time to time representing or evidencing such investments;

                 (viii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to, or otherwise possessed by, the Trustee for and on behalf of the Company in substitution for any of the then existing Accounts;

                   (ix) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Accounts;

                    (x) all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (ix) (including proceeds that constitute property of the types described in clauses (vi)-(ix) above and including Collections); and

                   (xi) for more certainty, the universality of all of the Company's present and future rights, title and interest in, to and under the items listed in clauses (i)-(x) above.

          Such property described in the foregoing clauses (i) through
          (xi), together with all investments and all monies on deposit in any other bank account or accounts maintained for the benefit of any Certificateholders for payment to Certificateholders shall constitute the assets of the Trust (the "Trust Assets").

                    Although it is the intent of the parties to this Agreement that the conveyance of the Company's right, title and interest in, to and under the Receivables and the other Trust Assets pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Company shall be deemed to have granted to the Trustee a first priority security interest in all of the Company's present and future right, title and interest in, to and under the Receivables and the other Trust Assets, and that this Agreement shall constitute a security agreement under applicable law.

                    Notwithstanding anything contained herein to the contrary, from and after the time a Responsible Officer of the Company receives notice or becomes aware that a lien has been imposed against Collins & Aikman Corporation, the Company, the Trust or any of the Sellers, under Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Internal Revenue Code or Section 302(f) of ERISA applies, the Company shall not transfer, assign, set over or otherwise convey to the Trust any Receivables until such time as the Company furnishes the Trustee evidence (which may be in the form of a payment receipt or wire transfer confirmation) that the Person who is required to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Internal Revenue Code or Section 302(f)(3) of ERISA, as the case may be, or such lien expires pursuant to Section 412(n)(4)(B) of the Internal Revenue Code or Section 302(f)(4)(B) of ERISA.

                    (b) The transfer, assignment, setover and conveyance to the Trust pursuant to Section 2.1(a) shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, setover and conveyance shall be construed accordingly. In connection with the foregoing transfer, the Company and each Servicing Party agree to deliver to the Trustee each Trust Asset (including any original documents or instruments included in the Trust Assets as are necessary to effect such transfer) in which the transfer of an interest is perfected under the UCC or otherwise solely by possession and not by filing a financing statement or similar document.

                    Notwithstanding the assignment of the Transferred Agreements set forth in Section 2.1(a), the Company does not hereby assign or delegate any of its duties or obligations under the Receivables Sale Agreement to the Trust and the Trust does not accept such duties or obligations, and the Company shall continue to have the right and the obligation to purchase Receivables from the Sellers thereunder from time to time. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee, any Investor Certificateholder or the Company, in its capacity as a Certificateholder, of any obligation of the Master Servicer, the Company, any Seller or any other Person in connection with the Receivables or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors.

                    In connection with such transfer, the Company agrees to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) or, where applicable, registrations in the appropriate records, with respect to the Receivables now existing and hereafter created (and with respect to any other Trust Assets a security interest for which may be perfected under the relevant UCC, legislation or similar statute by such filing or registration, as the case may be) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment of the Receivables and such other Trust Assets (excluding returned merchandise) to the Trust, and to deliver a file-stamped copy or certified statement of such financing statement or registration or other evidence of such filing or registration to the Trustee on or prior to the date of issuance of any Certificates. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing or other registration under the UCC, other relevant legislation or similar statute in connection with such transfer. The Trustee shall be entitled to conclusively rely on the filings or registrations made by or on behalf of the Company without any independent investigation. In this regard, inasmuch as the within creation of security interests is concerned, the parties hereto agree to execute a movable hypothec and to attend to its due registration in every jurisdiction where such movable hypothec and registration may be necessary or useful.

                    In connection with such transfer, the Company further agrees, at its own expense, (a) on or prior to the Initial Closing Date, to indicate, or to cause to be indicated, in its computer files containing its master database of Receivables and to cause each of the Sellers to indicate in its records containing its master database of Receivables that Receivables have been conveyed to the Company or the Trust, as the case may be, pursuant to the Receivables Sale Agreement or this Agreement, respectively, for the benefit of the Certificateholders and
          (b) within two Business Days of the Initial Closing Date, to deliver or cause to be delivered to the Trustee computer tapes or disks containing a true and complete list of all Receivables transferred to the Trust specifying for each such Receivable, as of the Cut-Off Date, (i) the identification or reference number assigned to such Receivables by the Company and (ii) the Principal Amount of such Receivables. Such tapes or disks shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

                    Section 2.2. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, transferred to the Trust pursuant to Section

          2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Company delivered or caused to be delivered to the Trustee the computer tapes or disks described in the last paragraph of Section 2.1.

                    (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

                    Section 2.3. Representations and Warranties of the Company Relating to the Company. The Company hereby represents and warrants to the Trustee and the Trust, for the benefit of the holders of Certificates of each Outstanding Series, as of the Issuance Date of such Series, that:

                    (a) Corporate Existence; Compliance with Law. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own and lease its property and assets and to carry on its business as now conducted and (iii) is qualified and in good standing as a foreign corporation to do business in the jurisdiction in which its chief executive office is located and in every other jurisdiction where such qualification is necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company does not engage in activities prohibited by the Transaction Documents or its certificate of incorporation.

                    (b) Corporate Power; Authorization. The Company has the corporate power and authority, and the legal right, to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against the Company other than (i) those which have duly been obtained or made and are in full force and effect on the Initial Closing Date, (ii) any filings of UCC-1 financing statements or similar documents necessary to perfect the Company's or the Trust's interest in the Trust Assets, (iii) those that may be required under the state securities or "blue sky" laws in connection with the offering or sale of Certificates and (iv) any such consent, authorization, filing, notice or other act, the absence of which would not reasonably be likely to have a Material Adverse Effect. This Agreement and each other Transaction Document to which the Company is a party have been duly executed and delivered on behalf of the Company.

                    (c) Enforceability. This Agreement and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                    (d) No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party will not violate any Requirement of Law or Contractual Obligation of the Company except for violations that would not be reasonably likely to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien (other than Liens contemplated hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                    (e) No Material Litigation. (i) There are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any property or rights of the Company which (a) involve this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or (b) would reasonably be likely to have a materially adverse effect on the performance of the Company under the Transaction Documents or have a Material Adverse Effect with respect to the Company.

                         (ii) The Company is not in default under or with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could reasonably be likely to have a Material Adverse Effect. The transactions contemplated hereunder and the use of the proceeds therefrom do not violate any applicable law or regulation, any judgment, writ, injunction, decree or order of any court or

               Governmental Authority or subject the Company to any civil or criminal penalty or fine.

                    (f) No Default. The Company is not in default under or with respect to any of its Contractual Obligations except for defaults with respect to leases of office space, equipment or other facilities for use by the Company in its ordinary course of business, employment agreements and servicing agreements which defaults would not reasonably be likely to have a Material Adverse Effect. No Early Amortization Event has occurred and is continuing.

                    (g) Tax Returns. The Company has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $100,000 in the aggregate received by it, except taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    (h) Location of Records; Chief Executive Office. The offices at which the Company keeps its records concerning the Receivables either (x) are located at the addresses set forth for the Sellers on Schedule 1 of the Receivables Sale Agreement or (y) have been notified to the Trustee in accordance with the provisions of subsection 2.8(l) of this Agreement. The chief executive office of the Company is located at the address set forth on Schedule 4 and is the place where the Company is "located" for the purposes of
               Section 9-103(3)(d) of the UCC as in effect in the State of New York, or, if applicable, for purposes of the relevant provincial laws of Canada. The state and county where the chief executive office of the Company is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York has not changed in the past four months.

                    (i) Solvency. (i) The fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company. After giving effect to the transactions to occur on the Issuance Date under the Transaction Documents to which the Company is a party, the fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company.

                         (ii) The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. After giving effect to the transactions to occur on the Issuance Date under the Transaction Documents to which the Company is party, the assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

                         (iii) The Company does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Company and of amounts to be payable on or in respect of debt of the Company.

                    (j) Investment Company. Neither the Company nor the Trust is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (k) Ownership; Subsidiaries. All of the issued and outstanding capital stock of the Company is owned, legally and beneficially, by C&A Products. The Company has no Subsidiaries.

                    (l) Names. The legal name of the Company is as set forth in this Agreement. The Company has no trade names, fictitious names, assumed names or "doing business as" names.

                    (m) Use of Proceeds. No proceeds of the issuance of any Investor Certificates will be used by the Company to purchase or carry any margin security.

                    The representations and warranties as of the date made set forth in this Section 2.3 shall survive the transfer and assignment of the Trust Assets to the Trust. Upon discovery by a Responsible Officer of the Company or the Master Servicer or by a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties as of the date made, the party discovering such breach shall give prompt written notice to the other parties and to each Agent with respect to all Outstanding Series.

                    Section 2.4. Representations and Warranties of the Company Relating to the Receivables. The Company hereby represents and warrants to the Trustee and the Trust, for the benefit of the holders of Certificates of each Outstanding Series, (x) as of the Issuance Date of such Series, and (y) with respect to each Receivable transferred to the Trust after such Issuance Date, as of the related Receivables Purchase Date, unless, in either case, otherwise stated in the applicable Supplement or unless such representation or warranty expressly relates only to a prior date, that:

                    (a) As of the Cut-Off Date, Schedule 1 to this Agreement sets forth an accurate and complete listing in all material respects of all Receivables transferred to the Trust as of the Cut-Off Date and the information contained therein with respect to the identity and Principal Amount of each such Receivable is true and correct in all material respects as of the Cut-Off Date. As of the Cut-Off Date, the aggregate amount of Receivables owned by the Company is accurately set forth in Schedule 1 hereto.

                    (b) Each Receivable existing on the Initial Closing Date or, in the case of Receivables transferred to the Trust after the Initial Closing Date, on the date that each such Receivable shall have been transferred to the Trust, has been conveyed to the Trust free and clear of any Lien, except for Liens created pursuant to this Agreement or the Receivables Sale Agreement.

                    (c) On the Initial Closing Date, each Receivable transferred to the Trust that is included in the calculation of the initial Aggregate Receivables Amount is an Eligible Receivable and, in the case of Receivables transferred to the Trust after the Initial Closing Date, on the date such Receivable shall have been transferred to the Trust, each such Receivable that is included in the calculation of the Aggregate Receivables Amount on such date is an Eligible Receivable.

                    The representations and warranties as of the date made set forth in this Section 2.4 shall survive the transfer and assignment of the Trust Assets to the Trust. Upon discovery by a Responsible Officer of the Company or the Master Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4 as of the date made, the party discovering such breach shall give prompt written notice to the other parties and to each Agent, if any, with respect to all Outstanding Series.

                    Section 2.5.  Repurchase of Ineligible Receivables.
          (a) Repurchase Obligation. If (i) any representation or warranty under subsections 2.4(a), (b) or (c) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust, (ii) there is a breach of any covenant under subsection 2.8(c) with respect to any Receivable and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable or

          (iii) the Trust's interest in any Receivable is not a first priority perfected ownership or security interest at any time (any Receivable as to which the conditions specified in any of clause (i), (ii) or (iii) of this subsection 2.5(a) exists is referred to herein as an "Ineligible Receivable") then, after the earlier to occur of the discovery by the Company of any such event which continues unremedied, or receipt by the Company of written notice given by the Trustee or any Servicing Party of any such event which continues unremedied, the Company shall purchase or cause to be repurchased such Ineligible Receivable on the terms and conditions set forth in subsection 2.5(b).

                    (b) Repurchase of Receivables. Subject to the last sentence of this subsection 2.5(b), the Company shall repurchase, or cause to be repurchased, each Ineligible Receivable required to be repurchased pursuant to subsection 2.5(a) by depositing in the U.S. Dollar Collection Account in immediately available funds on the Business Day following the date on which such repurchase obligation arises an amount equal to the lesser of (x) the amount by which the Aggregate Target Receivables Amount exceeds the Aggregate Allocated Receivables Amount (after giving effect to the reduction thereof by the Principal Amount of such Ineligible Receivable) and (y) the aggregate outstanding Principal Amount of each such Ineligible Receivable (the "Transfer Deposit Amount"). Upon transfer or deposit of the Transfer Deposit Amount, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Company, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect thereto and all proceeds thereof; and such repurchased Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Company to effect the conveyance of such Receivables pursuant to this subsection. Except as otherwise specified in any Supplement, the obligation of the Company to repurchase any Ineligible Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to Investor Certificateholders (or the Trustee on behalf of Investor Certificateholders).

                    Section 2.6. Purchase of Investor Certificateholders' Interest in Trust Portfolio. In the event of any breach of any of the representations and warranties set forth in Section 2.3 as of the date made, which breach has a material adverse effect on the interests of the holders of an Outstanding Series, then the Trustee, at the written direction of holders evidencing more than 50% of the Invested Amount of such Outstanding Series, may direct the Company to purchase such Outstanding Series and the Company shall be obligated to make such purchase on the next Distribution

          Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by such Distribution Date, the representations and warranties contained in Section 2.3 shall be satisfied in all material respects, or any material adverse effect on the holders of such Outstanding Series caused thereby shall have been cured.

                    The Company shall deposit into the U.S. Dollar Collection Account for credit to the applicable subaccount of the U.S. Dollar Collection Account on the Business Day preceding such Distribution Date an amount equal to the purchase price (as described in the next succeeding sentence) for the Certificate-holders' Interest for such Outstanding Series on such day. The purchase price for any such purchase will be equal to (i) the Adjusted Invested Amount of such Outstanding Series on the date on which the purchase is made plus (ii) an amount equal to all interest accrued but unpaid on such Series up to the Distribution Date on which the distribution of such deposit is scheduled to be made pursuant to Section 9.2 plus (iii) any other amount required to be paid in connection therewith pursuant to any Supplement. Payment of such purchase price into the U.S. Dollar Collection Account in immediately available funds shall be considered a payment of the entire amount, if any, to be distributed to Certificateholders. Notwithstanding anything to the contrary in this Agreement, the entire amount of the purchase price deposited in the U.S. Dollar Collection Account shall be distributed to the related Investor Certificateholders on such Distribution Date pursuant to Section 9.2. If the Trustee gives notice directing the Company to purchase the Certificates of an Outstanding Series as provided above, the obligation of the Company to purchase such Certificates pursuant to this Section 2.6 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.6 available to the applicable Investor Certificateholders (or the Trustee on behalf of such Investor Certificateholders).

                    Section 2.7. Affirmative Covenants of the Company. The Company hereby covenants that, until the Trust Termination Date occurs, the Company shall:

                    (a) Financial Statements.  Furnish to the Trustee and
               each Agent, as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company as at the end of such year and the related statements of income and retained earnings and cash flows for such year, setting forth in each case (beginning with the financial statements delivered for the 1996 fiscal year) in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing which constitute one of the accounting firms commonly referred to as the "big six" accounting firms (or any successors thereto), or otherwise acceptable to the Trustee. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants and disclosed therein).

                    (b)  Payment of Obligations; Compliance with
               Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or (ii) such obligations are owing to no more than two Persons and are in an amount not to exceed $10,000 in the aggregate at any one time. The Company shall defend the right, title and interest of the Certificateholders in, to and under the Receivables and the other Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Company, the Sellers or any Servicing Party. The Company will duly fulfill all material obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to impair the rights of the Certificateholders in such Receivable.

                    (c) Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Trustee upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Business Day and as often as may reasonably be desired according to the Company's normal security and confidentiality requirements and to discuss the business, operations, properties and financial and other condition of the Company with officers and employees of the Company and with its independent certified public accountants; provided, that the Trustee shall notify the Company prior to any contact with such accountants and shall give the Company the opportunity to participate in such discussions.

                    (d) Compliance with Law and Policies. (i) Comply in all material respects with all Requirements of Law applicable to the Company except to the extent that failure to so comply would not be reasonably likely to have a Material Adverse Effect.

                        (ii) Perform its obligations, and cause each Seller to perform its obligations, in accordance with and comply in all material respects with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the Related Property except to the extent that failure to so comply would not be reasonably likely to have a Material Adverse Effect with respect to the Company or such Seller.

                    (e) Purchase of Receivables. Purchase Receivables solely pursuant to the Receivables Sale Agreement or this Agreement.

                    (f) Delivery of Collections. In the event that the Company receives Collections directly from Obligors, deposit such Collections into a Collection Account within two Business Days after receipt thereof by the Company.

                    (g) Notices. Promptly (and, in any event, within two Business Days after a Responsible Officer of the Company becomes aware of such event) give notice to the Trustee, each Rating Agency and each Agent for any Outstanding Series of:

                         (i) the occurrence of any Early Amortization Event or Potential Early Amortization Event; and

                         (ii) any Lien not permitted by subsection 2.8(c) on any Receivable or any other Trust Assets other than the conveyances and Liens hereunder and under the Receivables Sale Agreement.

                    (h) Lockboxes. (i) Maintain, and keep in full force and effect, each Lockbox Agreement to which the Company is a party, except to the extent otherwise permitted under the terms of this Agreement and the other Transaction Documents and (ii) ensure that each related Lockbox Account shall be free and clear of, and defend each such Lockbox Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process.

                    (i)  Separate Corporate Existence.

                         (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Company will not be diverted to any other Person or for other than corporate uses of the Company, nor will such funds be commingled with the funds of C&A Products or any other Subsidiary or Affiliate of C&A Products;

                         (ii)  To the extent that it shares the same
                    officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

                         (iii) To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Company and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm's-length basis;

                         (iv)  Maintain a principal executive and
                    administrative office through which its business is conducted separate from those of C&A Products and its Affiliates. To the extent that the Company and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

                         (v) Issue separate financial statements prepared not less frequently than annually and prepared in accordance with subsection 2.7(a);

                         (vi) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts; and

                         (vii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to the Company and (y) comply with those procedures described in such provisions which are applicable to the Company.

                    (j) Maintain a net worth of not less than $25,000,000 at all times which net worth shall not include any amounts outstanding under the Parent Note or the Subordinated Notes.

                    Section 2.8. Negative Covenants of the Company. The Company hereby covenants that, until the Trust Termination Date occurs, it shall not directly or indirectly:

                    (a) Accounting of Transfers. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as transfers of Receivables and the other Trust Assets by the Company to the Trust or in any other respect account for or treat the transactions under this Agreement (including for financial accounting purposes, except as required by law) in any manner other than as transfers of Receivables and the other Trust Assets by the Company to the Trust; provided, however, that this subsection shall not apply for any tax or tax accounting purposes.

                    (b) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness evidenced by the Subordinated Notes or the Parent Note; (ii) Indebtedness representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents; and (iii) Indebtedness for services supplied or furnished to the Company in an amount not to exceed $100,000 at any time outstanding; provided that any Indebtedness permitted hereunder and described in clauses (i) and (iii) shall be payable by the Company solely from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts by the Company pursuant to this Agreement or any Supplement.

                    (c) Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens, it being understood that no Permitted Lien under clauses (ii), (iii) and (iv) of the definition thereof shall cover any of the Trust Assets.

                    (d) Limitation on Guarantee Obligations. Become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

                    (e) Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets other than (i) the assignments and transfers contemplated hereby and (ii) sales or other dispositions of property (other than Trust Assets) with an aggregate book value not exceeding $25,000 in any period of twelve consecutive fiscal months.

                    (f) Limitation on Dividends and Other Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (any of the foregoing, a "restricted payment"), unless (i) if, at the date such restricted payment is made, the Company shall have made all payments in respect of any of its repurchase obligations pursuant to this Agreement at such date and (ii) such restricted payment is made no more frequently than on a monthly basis and such restricted payment is effected in accordance with all corporate and legal formalities applicable to the Company; provided, however, that no restricted payment shall be made upon the occurrence and during the continuation of an Early Amortization Event.

                    (g) Business of the Company. Engage at any time in any business or business activity other than the acquisition of Receivables pursuant to the Receivables Sale Agreement, the assignments and transfers hereunder and the other transactions contemplated by the Transaction Documents, and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, or enter into or be a party to any agreement or instrument other than in connection with the foregoing, except those agreements or instruments set forth on Schedule 5.

                    (h) Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for (i) the Receivables and the other Trust Assets and (ii) an advance or loan made to C&A Products, provided that there are no amounts then outstanding under the Subordinated Notes or Parent Note and, both before and after giving effect to such investment, no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing.

                    (i) Agreements. (i) Become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Contractual Obligations set forth on Schedule 5 hereto and any renewals thereof (and any amendments, supplements, modifications or waivers to such Contractual Obligations or renewals so long as such amendments, supplements, modifications or waivers would not reasonably be likely to have a Material Adverse Effect on the Company), this Agreement and the other Transaction Documents and agreements necessary to perform its obligations under the Transaction Documents or (ii) issue any power of attorney (except to the Trustee or any Servicing Party or except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of the Transaction Documents), or (iii) amend, supplement, modify or waive any of the provisions of the Receivables Sale Agreement or any Lockbox Agreement or request, consent or agree to or suffer to exist or permit any such amendment, supplement, modification or waiver or exercise any consent rights granted to it thereunder except such amendments, supplements, modifications or waivers or such exercise of consent rights as would not be reasonably expected to have a Material Adverse Effect with respect to the Company; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendments, supplements, modifications or waivers pursuant to this clause (iii).

                    (j) Policies. Make any change or modification (or permit any change or modification to be made) in any material respect to the Policies, except (i) if such changes or modifications are necessary under any Requirement of Law,
               (ii) if such changes or modifications would not reasonably be expected to have a material adverse effect on the interests of the Investor Certificateholders or the collectibility of the Receivables or (iii) if the Rating Agency Condition is satisfied with respect thereto; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause
               (i) or (ii) above, would reasonably be expected to have a material adverse effect on the interests of the Investor Certificateholders of a Series which is not rated by a Rating Agency, the consent of the applicable Agent shall be required to effect such change or modification.

                    (k) Receivables Not To Be Evidenced by Promissory Notes. Subject to the delivery requirement set forth in subsection 2.1(b), take any action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC as in effect in any state in which the Company's, or any Seller's chief executive offices or books and records relating to such Receivable are located or, as defined under the relevant provincial laws of Canada) or any title in bearer form except in connection with its enforcement or collection.

                    (l) Offices. Move outside the state where such office is now located the location of its chief executive office or of any of the offices where it keeps its records with respect to the Receivables, or its legal head office, without (i) 30 days' prior written notice to the Trustee and each Rating Agency, (ii) taking all actions reasonably requested by the Trustee (including but not limited to all filings and other acts necessary or advisable under the UCC or similar statute of each relevant jurisdiction) in order to continue the Trust's first priority perfected ownership or security interest in all Receivables now owned or hereafter created and (iii) giving the Trustee prompt notice of a change within the state where such office is now located of the location of its chief executive office or any office where it keeps its records with respect to the Receivables; provided, however, that the Company shall not change the location of its chief executive office to a state which is within the Tenth Circuit unless it delivers an opinion of counsel reasonably acceptable to the Rating Agencies to the effect that Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) is no longer controlling precedent in the Tenth Circuit.

                    (m) Addition of Sellers. Agree to the addition of any Subsidiary of C&A Products as an additional Seller pursuant to Section 9.14 of the Receivables Sale Agreement without such Subsidiary being simultaneously added as a Servicer (or without the Master Servicer or another Subsidiary of C&A Products simultaneously agreeing to act as a Servicer in respect of such additional Seller) under the Transaction Documents pursuant to Section 2.6 of the Servicing Agreement.

                    (n) Charter. Amend or make any change or modification to its certificate of incorporation without first satisfying the Rating Agency Condition (other than an amendment, change or modification made pursuant to changes in law of the state of its incorporation or amendments to change the Company's name, registered agent or address of registered office).


                                     ARTICLE III

                           RIGHTS OF CERTIFICATEHOLDERS AND
                      ALLOCATION AND APPLICATION OF COLLECTIONS

                      THE FOLLOWING PORTION OF THIS ARTICLE III
                             IS APPLICABLE TO ALL SERIES.

                    Section 3.1. Establishment of Collection Accounts; Certain Allocations. (a) The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trustee on behalf of the Trust with an Eligible Institution or with the trust department of the Trustee, the following three segregated trust accounts (collectively, the "Collection Accounts"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders: (i) an account in the United States to hold all Collections received in the United States (the "U.S. Dollar Collection Account"); (ii) an account in Canada to hold all Collections received in Canada that are paid in U.S. Dollars (the "Canada/U.S. Dollar Collection Account"); and (iii) an account in Canada to hold all Collections received in Canada that are paid in Canadian Dollars (the "Canada/Canadian Dollar Collection Account"). The U.S. Dollar Collection Account shall be divided into (i) a subaccount for deposit of Collections received in the United States in respect of Primary Auto Receivables (the "U.S. Dollar Primary Auto Collection Subaccount"), (ii) individual subaccounts for each Outstanding Series (each, respectively, a "Series Collection Subaccount" and, collectively, the "Series Collection Subaccounts") and (iii) a subaccount for the Company (the "Company Collection Subaccount"). For administrative purposes only, the Trustee shall establish or cause to be established for each Series, so long as such Series is an Outstanding Series, sub-subaccounts of the Series Collection Subaccounts with respect to such Series (respectively, the "Series Principal Collection Sub-subaccount" and "Series Non-Principal Collection Sub-subaccount" and, collectively, the

          "Series Collection Sub-subaccounts"). For administrative purposes only, the Trustee shall also establish or cause to be established for each Series, so long as such Series is an Outstanding Series, subaccounts of the Canada/U.S. Dollar Collection Account and subaccounts of the Canada/Canadian Dollar Collection Account (each, respectively, a "Series Canada/U.S. Dollar Collection Subaccount" and a "Series Canada/Canadian Dollar Subaccount").

                    (b) Authority of the Trustee in Respect of the Collection Accounts and Certificateholders' Interests Therein. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Accounts and in all proceeds thereof. The Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders and, to the extent set forth in any Supplement, any holder of any Subordinated Company Certificate. If, at any time, the Master Servicer has actual notice or knowledge that any institution holding any of the Collection Accounts is other than the trust department of the Trustee or has ceased to be an Eligible Institution, the Master Servicer shall direct the Trustee to establish within 15 days a substitute account therefor with an Eligible Institution, transfer any cash and/or any Eligible Investments to such new account and from the date any such substitute accounts are established, such account shall be the applicable Collection Account. Neither the Company nor the Master Servicer, nor any person or entity claiming by, through or under the Company or Master Servicer, shall have any right, title or interest in except to the extent expressly provided under the Transaction Documents, or any right to withdraw any amount from, the Collection Accounts. Pursuant to the authority granted to the Master Servicer in subsection 2.2(a) of the Servicing Agreement, the Master Servicer shall have the power, revocable by the Trustee as provided therein, to instruct the Trustee to make withdrawals from and payments to the Collection Accounts for the purposes of carrying out the Master Servicer's or Trustee's duties hereunder.

                    Each Series of Investor Certificates shall represent Fractional Undivided Interests in the Trust as indicated in the Supplement relating to such Series and the right to receive Collections and other amounts at the times and in the amounts specified in this Article III (as supplemented by the Supplement related to such Series) to be deposited in the Collection Accounts and any other accounts maintained for the benefit of the Investor Certificateholders or paid to the Investor Certificate-holders (with respect to each outstanding Series, the "Certificateholders' Interest"). The Exchangeable Company Certificate shall represent the interest in the Trust not represented by any Series of Investor Certificates or Subordinated Company Certificates then outstanding, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article III to be paid to the Company (the "Company Interest"), and each Subordinated Company Certificate, if any, shall represent the interests granted to such Certificate pursuant to the related Supplement; provided, however, that no such Certificate shall represent any interest in any Trust Account and any other accounts maintained for the benefit of the Investor Certificateholders, except as specifically provided in this Article III.

                    (c) Administration of the Collection Accounts. At the written direction of the Company, funds on deposit in the Collection Accounts available for investment, shall be invested by the Trustee in Eligible Investments selected by the Company. All such Eligible Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. Amounts on deposit in each Series Non-Principal Collection Sub-subaccount shall, if applicable, be invested in Eligible Investments that will mature, or that are payable or redeemable upon demand of the holder thereof, so that such funds will be available on or before the immediately following Determination Date. None of such Eligible Investments shall be disposed of prior to the maturity date with respect thereto. All interest and investment earnings (net of losses and investment expenses) on funds deposited in a Series Non-Principal Collection Sub-subaccount shall be deposited in such sub-subaccount. Amounts on deposit in the Series Principal Collection Sub-subaccounts shall be invested in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, so that such funds will be available not later than the date which is specified in any Supplement. The Trustee, or its nominee or custodian, shall maintain possession of the negotiable instruments or securities, if any, evidencing any Eligible Investments from the time of purchase thereof until the time of sale or maturity. Any earnings (net of losses and investment expenses) (the "Investment Earnings") on such invested funds in a Series Principal Collection Sub-subaccount will be deposited in the related Series Non-Principal Collection Sub-subaccount.

                    (d) Identification of Accounts. Schedule 2, which is hereby incorporated into and made a part of this Agreement, identifies the Collection Accounts by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which each such account has been established.

                    (e) Daily Collections. (i) As promptly as possible following its receipt of Collections, but in no event later than the Business Day following such receipt (such later Business Day, the "Deposit Date"), the Master Servicer shall cause to be transferred all Collections on deposit in the form of available funds in the Lockbox Accounts directly to the respective

          Collection Accounts as follows: (A) all funds which are deposited in the United States, to the U.S. Dollar Collection Account;
          (B) all funds which are deposited in Canada in U.S. Dollars, to the Canada/U.S. Dollar Collection Account; and (C) all funds which are deposited in Canada in Canadian Dollars, to the Canada/Canadian Dollar Collection Account. All such transfers to the U.S. Dollar Collection Account and the Canada/U.S. Dollar Collection Account shall be made in U.S. Dollars. All such transfers to the Canada/Canadian Dollar Collection Account shall be made in Canadian Dollars.

                   (ii) No later than the Business Day following each Deposit Date, the Master Servicer shall direct the Trustee to transfer from Aggregate Daily Collections deposited into the U.S. Dollar Collection Account pursuant to paragraph (e)(i) above below the following:

                    (A) With respect to Aggregate Daily Collections deposited into the U.S. Dollar Collection Account other than Aggregate Daily Collections in respect of Primary Auto Receivables, (1) to the respective Series Collection Subaccount, an amount equal to the product of (x) the applicable Invested Percentage, if any, for such Outstanding Series and (y) such Aggregate Daily Collections and (2) to the Company Collection Subaccount, any remaining amounts; and

                    (B) With respect to Aggregate Daily Collections deposited into the U.S. Dollar Collection Account in respect of Primary Auto Receivables, to the U.S. Dollar Primary Auto Collection Subaccount.

                    (iii) No later than the Business Day following each Deposit Date, the Master Servicer shall direct the Trustee to transfer from Aggregate Daily Collections deposited into the U.S. Dollar Primary Auto Collection Subaccount pursuant to paragraph
          (e)(ii)(B) above, (1) to the respective Series Collection Subaccount, an amount equal to the product of (x) the Series Percentage for such Outstanding Series, (y) the applicable Invested Percentage, if any, for such Outstanding Series and (z) the amounts so deposited and (2) to the Company Collection Subaccount, any remaining amounts.

                   (iv) No later than the Business Day following each Deposit Date, the Master Servicer shall direct the Trustee to allocate funds transferred to the Series Collection Subaccount for each Outstanding Series pursuant to subsections 3.1(e)(ii) and (iii), to the Series Non-Principal Collection Sub-subaccount and the Series Principal Collection Sub-subaccount of each such Series in accordance with the related Supplement for such Series.

                    (v) No later than the Business Day following each Deposit Date, except as otherwise provided in a Supplement, the Master Servicer shall direct the Trustee to transfer to the Company Collection Subaccount the remaining funds, if any, on deposit in the U.S. Dollar Collection Account on such date after giving effect to transfers to be made pursuant to subsections 3.1(e)(ii) and (iii).

                    (vi) No later than the Business Day following each Deposit Date, the Master Servicer shall direct the Trustee to transfer (A) with respect to Aggregate Daily Collections deposited into the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account, other than Aggregate Daily Collections in respect of Primary Auto Receivables, to the respective Series Canada/U.S. Dollar Collection Subaccount and the respective Series Canada/Canadian Dollar Collection Subaccount, as the case may be, an amount equal to the product of
          (x) the applicable Invested Percentage, if any, for such Outstanding Series and (y) such Aggregate Daily Collections and
          (B) with respect to Aggregate Daily Collections deposited into the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account in respect of Primary Auto Receivables, to the respective Series Canada/U.S. Dollar Collection Subaccount and the respective Series Canada/Canadian Dollar Collection Subaccount, as the case may be, an amount equal to the product of
          (x) the Series Percentage for such Outstanding Series, (y) the applicable Invested Percentage, if any, for such Outstanding Series and (z) such Aggregate Daily Collections.

                    (vii) No later than the Business Day following each Deposit Date, except as otherwise provided in a Supplement, if
          (A) the amounts deposited in a Series Collection Subaccount or Sub-subaccount, as the case may be, of an Outstanding Series in accordance with this Section 3.1 and the related Supplement are less than the amounts required to be on deposit therein or (B) if a Supplement requires funds on deposit in the respective Series Canada/U.S. Dollar Collection Subaccount or the respective Series Canada/Canadian Dollar Collection Subaccount to be transferred to another Collection Subaccount or Sub-subaccount of such Series, as the case may be, the Master Servicer shall direct the Trustee to transfer to the applicable Series Collection Subaccount or Sub-subaccounts, as the case may be, first, from amounts on deposit in the Series Canada/U.S. Dollar Collection Subaccount for such Series and second, from amounts on deposit in the Series Canada/Canadian Dollar Collection Subaccount for such Series, an amount up to the amount of any such shortfall.

                    (f)  Allocations for the Exchangeable Company
          Certificate. Until the occurrence and continuation of an Early Amortization Event or the commencement of an Amortization Period, on each Business Day and, after the occurrence and continuation of an Early Amortization Event or the commencement of an

          Amortization Period and until the Trust Termination Date, on each Distribution Date, after making all allocations required pursuant to subsection 3.1(e) the Master Servicer, at the direction of the Company, shall direct the Trustee to pay to the holder of the Exchangeable Company Certificate the amounts on deposit in the Company Collection Subaccount as well as all amounts on deposit in the Canada/U.S. Dollar Collection Account and the Canada/Canadian Dollar Collection Account (and any subaccounts thereof) not otherwise required to be retained therein or otherwise distributed pursuant to the terms of a Supplement.

                    (g) Set-Off. (i) If the Company shall fail to make a payment as provided in this Agreement or any Supplement, the Trustee may set off and apply any amounts otherwise payable to the Company on account of such obligation. The Company hereby waives demand, notice or declaration of such set-off and application; provided that notice will promptly be given to the Company of such set-off; provided further that failure to give such notice shall not affect the validity of such set-off.

                   (ii) In the event the Master Servicer shall fail to make a payment as provided in this Agreement or any Supplement, the Trustee may set off and apply any amounts otherwise payable to the Master Servicer on account of such obligation. The Master Servicer hereby waives demand, notice or declaration of such set-off and application; provided that notice will promptly be given to the Master Servicer of such set-off; provided further that failure to give such notice shall not affect the validity of such set-off.

                    (h) Allocation and Application of Funds. The Master Servicer will apply all Collections with respect to the Receivables for each Accrual Period as described in this Article III and in the Supplement with respect to each Outstanding Series. The Master Servicer shall direct the Trustee to pay Collections to the holder of the Exchangeable Company Certificate to the extent such Collections are allocated to the Exchangeable Company Certificate under subsection 3.1(f) and as otherwise provided in Article III. Notwithstanding anything in this Agreement, any Supplement or any other Transaction Document to the contrary, to the extent that the Trustee receives any Daily Report prior to 2:00 p.m., New York City time, on any Business Day, the Trustee shall make any applications of funds required thereby on the same Business Day and otherwise on the next succeeding Business Day.

                    (i)  Allocation of Collections on Additional
          Receivables. Notwithstanding anything to the contrary contained in this Article III to the contrary, if any Additional
          Receivables are added to the Trust Assets, the Supplement creating the Series of Certificates having an interest in such

          Additional Receivables shall set forth provisions allocating the Collections received on such Additional Receivables.

                    (j) Exchange of Canadian Dollars into U.S. Dollars. All amounts transferred from a Series Canada/Canadian Dollar Collection Subaccount to the U.S. Dollar Collection Account (or any subaccount or sub-subaccount thereof) shall be exchanged by the Trustee into U.S. Dollars at the direction of the Master Servicer. The Trustee shall solicit offer quotations from at least two Authorized Foreign Exchange Dealers for effecting such exchange and shall effect such exchange with at least one such Authorized Foreign Exchange Dealer as soon thereafter as is reasonably practicable.

                         The Trustee shall notify the Master Servicer of the offer quotations or combination of offer quotations submitted that require the least amount of Canadian Dollars to be paid to the Authorized Foreign Exchange Dealers to purchase U.S. Dollars and the names and payment instructions of the Authorized Foreign Exchange Dealers that submitted such offer or offers and shall enter into an agreement or agreements on behalf of and solely as agent of the Trust with such Authorized Foreign Exchange Dealers with respect to such offer or offers (which agreement or agreements will provide for delivery of the U.S. Dollars in immediately available funds directly to or upon the order of the Trustee). The Trustee shall withdraw the portion of the Canadian Dollars from the appropriate Series Canada/Canadian Dollar Collection Subaccount required to be paid pursuant to such agreement or agreements and make the payments described in the payment instructions provided pursuant to the preceding sentence.

                         The Trustee shall maintain written records of any quotations received in response to any solicitations made pursuant to this Section 3.1(j) and shall make the same available to the Master Servicer promptly upon request.

                         If, as a result of changes in customary market practice in, or other changes relating to, the currency exchange markets in Canada, the Trustee is unable to comply with the terms hereof in respect of the purchase of U.S. Dollars with Canadian Dollars, then the parties hereto will use all reasonable efforts to agree on the terms of an amendment hereto and to amend the terms hereof in order to permit such compliance with the terms hereof or to reflect such customary market practice.


                   THE REMAINDER OF ARTICLE III SHALL BE SPECIFIED
                    IN THE SUPPLEMENT WITH RESPECT TO EACH SERIES.
                    SUCH REMAINDER SHALL BE APPLICABLE ONLY TO THE
                      SERIES RELATING TO THE SUPPLEMENT IN WHICH
                               SUCH REMAINDER APPEARS.

                                      ARTICLE IV

                                ARTICLE IV IS RESERVED
                        AND MAY BE SPECIFIED IN ANY SUPPLEMENT
                     WITH RESPECT TO THE SERIES RELATING THERETO


                                      ARTICLE V

                                   THE CERTIFICATES

                    Section 5.1. The Certificates. The Investor Certificates of each Series, any Class thereof and any Subordinated Company Certificates related thereto shall be in fully registered form (collectively, the "Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Exchangeable Company Certificate shall be substantially in the form of Exhibit
          A. The Certificates and the Exchangeable Company Certificates shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in
          Section 5.2. Except as otherwise set forth in the related Supplement, the Investor Certificates shall be issued in minimum denominations of $5,000,000 and in integral multiples of $100,000 in excess thereof unless otherwise specified in any Supplement for any Series and Class. Unless otherwise specified in any Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Invested Amount with respect to such Series. Each Subordinated Company Certificate, if any, issued under any Supplement shall be a single certificate and shall represent a subordinated interest in the Trust Assets allocated to such Series, as designated in the related Supplement. The Exchangeable Company Certificate shall also be a single certificate and shall represent the entire Company Interest. The Company is hereby authorized to execute and deliver each Certificate on behalf of the Trust. Each Certificate shall be executed by manual or facsimile signature on behalf of the Company by a Responsible Officer. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Company or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to or on the date of the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication but failure to do so shall not render them invalid.

                    Section 5.2. Authentication of Certificates. Contemporaneously with the initial sale, assignment and transfer of the Receivables, whether now existing or hereafter created, and the other Trust Assets to the Trust, the Trustee shall authenticate and deliver the initial Series of the Investor Certificates that is issued upon original issuance, upon the written order of the Company in a form reasonably satisfactory to the Trustee, to the holders of the initial Series of Investor Certificates, against payment to the Company of the Initial Invested Amount. The Trustee shall authenticate and deliver the Exchangeable Company Certificate to the Company simultaneously with its delivery of the initial Series of Investor Certificates. The Certificates shall be duly authenticated by or on behalf of the Trustee, in the case of the Investor Certificates in authorized denominations equal to (in the aggregate) the Initial Invested Amount, in the case of any Subordinated Company Certificate, in a denomination equal to the subordinated interest in the Trust Assets allocated to such Certificate in accordance with the terms of the related Supplement and, in the case of the Exchangeable Company Certificate, in a denomination equal to the remaining Company Interest from time to time, and together evidencing the entire ownership of the Trust. Upon an Exchange as provided in Section 5.10 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Certificates of additional Series (with the designation provided in the applicable Supplement) (or, if provided in any Supplement, the additional Investor Certificates of an existing Series), upon the written order of the Company, to the Persons designated in such Supplement. Upon the order of the Company, the Investor Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates.

                    Section 5.3. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") in accordance with the provisions of Section 8.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates and of transfers and exchanges of the Investor Certificates as herein provided. The Company hereby appoints Chemical Bank as Transfer Agent and Registrar for the purpose of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided.

          Chemical Bank shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Company, the Trustee and the Master Servicer; provided, however, that such resignation shall not be effective and Chemical Bank shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Company.

                    The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to Section 8.5, for the payment of any reasonable compensation payable to the Transfer Agent and Registrar for their services under this Section 5.3. The Trustee hereby agrees that, upon the receipt of such funds from the Company, it shall pay the Transfer Agent and Registrar such amounts.

                    Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates in authorized denominations of the same Series representing like aggregate Fractional Undivided Interests and which bear numbers that are not contemporaneously outstanding.

                    At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Fractional Undivided Interests, bearing numbers that are not contemporaneously outstanding, upon surrender of the Investor Certificates to be exchanged at any such office or agency of the Transfer Agent and Registrar maintained for such purpose.

                    Whenever any Investor Certificates of any Series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing delivered to the Trustee (unless the Transfer Agent and Registrar is different from the Trustee, in which case to the Transfer Agent and Registrar) and complying with any requirements set forth in the applicable Supplement.

                    No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require any Certificateholder that is transferring or exchanging one or more Certificates to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                    All Investor Certificates surrendered for registration of transfer and exchange shall be cancelled and disposed of in a manner satisfactory to the Trustee and the Company. The Trustee shall cancel and destroy each Certificate in global form upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Company.

                    The Company shall execute and deliver Certificates to the Trustee or the Transfer Agent and Registrar in such amounts and at such times as are necessary to enable the Trustee and the Transfer Agent and Registrar to fulfill their respective responsibilities under this Agreement and the Certificates.

                    (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York and, subject to subsection 5.3(a), if specified in the related Supplement for any Series, any other city designated in such Supplement, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration or transfer or exchange.

                    (c)  Unless otherwise stated in any related
          Supplements, registration of transfer of Certificates containing a legend relating to restrictions on transfer of such Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in the related Supplement are complied with.

                    Certificates issued upon registration of transfer of, or in exchange for, Certificates bearing the legend referred to above shall also bear such legend unless the Company, the Master Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel satisfactory to each of them, to the effect that such legend may be removed.

                    Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save the Trust and each of them harmless, then, in the absence of notice to the Trustee or Transfer Agent and Registrar that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and, upon the request of the Company, the Trustee shall authenticate and deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Fractional Undivided Interest and bearing a number that is not contemporaneously outstanding. In connection with the issuance of any new Certificate under this Section 5.4, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificate-holder of a sum sufficient to cover any tax or other governmental expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                    Section 5.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing provisions of this Section 5.5, in determining whether the holders of the requisite Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Company, the Master Servicer or any affiliate thereof (as defined in Rule 405 under the Securities
          Act), shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned by the Company, the Master Servicer or any Affiliate thereof which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Master Servicer or an Affiliate thereof.

                    Section 5.6. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Accounts (and/or any other account or accounts maintained for the benefit of Certificateholders as specified in the related Supplement for any Series) pursuant to Articles III and IV. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Unless otherwise specified in the related Supplement for any Series and with respect to such Series, the Paying Agent shall initially be Chemical Bank and any co-paying agent chosen by Chemical Bank. Each Paying Agent shall have a combined capital and surplus of at least $50,000,000. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Trustee. In the event that the Paying Agent shall so resign, the Trustee shall appoint a successor to act as Paying Agent (which shall be a depositary institution or trust company) reasonably acceptable to the Company which appointment shall be effective on the date which the Person so appointed gives the Trustee written notice that it accepts the appointment. Any resignation or removal of the Paying Agent and appointment of successor Paying Agent pursuant to this Section 5.6 shall not become effective until acceptance of appointment by the successor Paying Agent as provided in this
          Section 5.6. The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 8.1, 8.2, 8.3 and 8.5 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                    The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to Section 8.5, for the payment of any reasonable compensation payable to the Paying Agent for its services under this Section 5.6. The Trustee hereby agrees that, upon the receipt of such funds from the Company, it shall pay the Paying Agent such amounts.

                    Section 5.7. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Master Servicer or the Paying Agent, within three Business Days after receipt by the Trustee of a request therefor from the Company, the Master Servicer or the Paying Agent, respectively, in writing, a list of the names and addresses of the Investor Certificateholders as then recorded by or on behalf of the Trustee. If three or more Investor Certificateholders of record or any Investor Certificateholder of any Series or a group of Investor Certificateholders of record representing Fractional Undivided Interests aggregating not less than 25% of the Invested Amount of the related Outstanding Series (the "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificate-holders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall transmit or shall cause the Transfer Agent and Registrar to transmit, such communication to the Certificateholders reasonably promptly after the receipt of such application.

                    Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure or mailing of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

                    As soon as practicable following each Record Date the Trustee shall provide to the Paying Agent or its designee, a list of Certificateholders in such form as the Paying Agent may reasonably request.

                    Section 5.8. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Company.

                    (b) Any institution succeeding to the corporate trust business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                    (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee. Upon the receipt by the Trustee of any such notice of resignation and upon the giving of any such notice of termination by the Trustee, the Trustee shall immediately give notice of such resignation or termination to the Company. Any resignation of an authenticating agent and appointment of successor authenticating agent shall not become effective until acceptance of appointment by the successor authenticating agent as provided in this Section 5.8. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Company.

                    (d) The Company hereby agrees to provide the Trustee from time to time sufficient funds, on a timely basis and in accordance with and subject to Section 8.5, for the payment of any reasonable compensation payable to each authenticating agent for its services under this Section 5.8. The Trustee hereby agrees that, upon the receipt of such funds from the Company it shall pay each authenticating agent such amounts.

                    (e) The provisions of Sections 8.1, 8.2, 8.3 and 8.5 shall be applicable to any authenticating agent.

                    (f)  Pursuant to an appointment made under this
          Section 5.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                    "This is one of the Certificates described in the
               Pooling Agreement dated as of March 30, 1995, among Carcorp, Inc., Collins & Aikman Products Co., as Master Servicer and Chemical Bank, as Trustee.





                                    as Authenticating Agent
                                    for the Trustee

               By
                    Authorized Officer"

                    Section 5.9. Tax Treatment. It is the intent of the Master Servicer, the Company, the Investor Certificateholders and the Trustee that, for federal, state and local income and franchise tax purposes, the Investor Certificates be treated as evidence of indebtedness secured by the Trust Assets and the Trust not be characterized as an association taxable as a corporation. The Company, by entering into this Agreement, and each Investor Certificateholder, by its acceptance of its Investor Certificate, agree to treat the Investor Certificates for federal, state and local income and franchise tax purposes as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties. This Section 5.9 shall survive the termination of this Agreement and shall be binding on all transferees of any of the foregoing persons.

                    Section 5.10. Tender of Exchangeable Company Certificate. The terms relating to any tender of the Exchangeable Company Certificate shall be specified in the Supplement with respect to each Series. Such terms shall be applicable only to the Series relating to the Supplement in which such terms appear.

                    (a) Upon any Company Exchange, the Trustee shall issue to the Company under Section 5.1 for execution and redelivery to the Trustee for authentication under Section 5.2 (i) one or more Certificates representing an increase in the Invested Amount of an Outstanding Series, and an increase in the related Subordinated Company Certificate, or (ii) one or more new Series of Investor Certificates representing an interest in the Excess Primary Auto Receivables or any Additional Receivables, and the related Series of Subordinated Company Certificate. Any such Certificates shall be substantially in the form specified in the applicable Supplement and each shall bear, upon its face, the designation for such Series to which each such certificate belongs so selected by the Company. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

                    (b) The Company may tender the Exchangeable Company Certificate to the Trustee in exchange for (i) (A) an increase in the Invested Amount of a Class of Investor Certificates of an Outstanding Series, and an increase in the related Subordinated Company Certificate or (B) one or more newly issued Series of Investor Certificates representing an interest in the Excess Primary Auto Receivables or any Additional Receivables, and the related newly issued Subordinated Company Certificate, and (ii) a reissued Exchangeable Company Certificate (any such tender a "Company Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Certificates and the Company may tender the Exchangeable Company Certificate and any Investor or Subordinated Company Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates, (ii) if applicable, one or more Series of Subordinated Company Certificate, and (iii) a reissued Exchangeable Company Certificate (an "Investor Exchange"). The Company Exchange and Investor Exchange are referred to collectively herein as an "Exchange". The Company may perform an Exchange by notifying the Trustee, in writing at least three days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its additional or Initial Invested Amount, as the case may be, (or the method for calculating such additional or Initial Invested Amount), if any, which, in the aggregate, at any time, may not be greater than the current principal amount of the Exchangeable Company Certificate, if any, at such time (or in the case of an Investor Exchange, the sum of the Invested Amount of the Series of Investor Certificates to be exchanged plus the current principal amount of the Subordinated Company Certificates, if any, to be exchanged plus the current principal amount of the Exchangeable Company Certificate) and (b) its Certificate Rate (or the method for allocating interest payments or other cash flow to such Series), if any. On the Exchange Date, the Trustee shall only authenticate and deliver any such Series upon delivery to it of the following: (a) a Supplement executed by the Company and specifying the Principal Terms of such Series, (b) a Tax Opinion,
          (c) a General Opinion, (d) written confirmation from each Rating Agency that the Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then Outstanding Series rated by it and (e) the existing Exchangeable Company Certificate or applicable Investor Certificates and Subordinated Company Certificates, as the case may be. Upon the delivery of the items listed in clauses (a) through (e) above, the Trustee shall cancel the existing Exchangeable Company Certificate, the applicable Investor Certificates and Subordinated Company Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates, such Series of Subordinated Company Certificate, if applicable, and a new Exchangeable Company Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that the Company may perform under this Agreement. If the Company shall, on any Exchange Date, retain any Investor Certificates issued on such Exchange Date, it shall, prior to transferring any such Certificates to another Person, obtain a Tax Opinion with respect to such Certificates.

                    (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall define, with respect to any additional Investor Certificates or newly issued Series, as the case may be: (i) its name or designation,
          (ii) its additional or initial principal amount, as the case may be, (or method for calculating such amount), (iii) its coupon rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating Collections to Certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the terms on which the certificates of such Series may be repurchased by the Company or may be remarketed to other investors, (viii) the Series Termination Date, (ix) any deposit account maintained for the benefit of Certificateholders,
          (x) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xi) the rights of the holder of the Exchangeable Company Certificate that have been transferred to the holders of such Series, (xii) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts, (xiii) provisions acceptable to the Trustee concerning the payment of the Trustee's fees and expenses and (xiv) other relevant terms (all such terms, the "Principal Terms" of such Series). The Supplement executed in connection with the Exchange shall contain administrative provisions which are reasonably acceptable to the Trustee.

                    (d) Without prior satisfaction of the Rating Agency Condition, the Company shall not transfer, assign, exchange or otherwise dispose of any Subordinated Company Certificate or any interest represented thereby without the consent of Investor Certificateholders holding at least 50% of the Invested Amount of the related Outstanding Series and the Trustee, and any attempt to do so shall be void and of no effect.

                    (e) Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the applicable Supplement.

                    Section 5.11. Book-Entry Certificates. If specified in any related Supplement, the Investor Certificates, or any portion thereof, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency, specified by, or on behalf of, the Company for such Series. The Investor Certificates shall initially be registered on the Certificate Register in the name of the nominee of such Clearing Agency, and no Certificate Book-Entry Holder will receive a definitive certificate representing such Certificate Book-Entry Holder's interest in the Investor Certificates, except as provided in Section 5.13. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to Certificateholders pursuant to Section 5.13:

                    (a) the provisions of this Section 5.11 shall be in full force and effect;

                    (b) the Company, the Master Servicer and the Trustee may deal with each Clearing Agency for all purposes (including the making of distributions on the Investor Certificates) as the Certificateholder without respect to whether there has been any actual authorization of such actions by the Certificate Book-Entry Holders with respect to such actions;

                    (c)  to the extent that the provisions of this
               Section 5.11 conflict with any other provisions of this Agreement, the provisions of this Section 5.11 shall control; and

                    (d) the rights of Certificate Book-Entry Holders shall be exercised only through the Clearing Agency and the related Clearing Agency Participants and shall be limited to those established by law and agreements between such related Certificate Book-Entry Holders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

                    Section 5.12. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Book-Entry Holders pursuant to Section 5.13, the Trustee shall give all such notices and communications specified herein to be given to the Investor Certificateholders to the Clearing Agencies.

                    Section 5.13. Definitive Certificates. If (a)(i) the Company advises the Trustee in writing that any Clearing Agency is no longer willing or able to properly discharge its responsibilities under the applicable Depository Agreement, and
          (ii) the Trustee or the Company is unable to locate a qualified successor, (b) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Servicer

          Default, Certificate Book-Entry Holders representing Fractional Undivided Interests aggregating more than 50% of the Invested Amount held by such Certificate Book-Entry Holders of each affected Series then issued and outstanding advise the Clearing Agency through the Clearing Agency Participants in writing, and the Clearing Agency shall so notify the Trustee, that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Book-Entry Holders, the Trustee shall notify the Clearing Agency, which shall be responsible to notify the Certificate Book-Entry Holders, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Book-Entry Holders requesting the same. Upon surrender to the Trustee of the Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.


                                      ARTICLE VI

                                OTHER MATTERS RELATING
                                    TO THE COMPANY

                    Section 6.1. Liability of the Company. The Company shall be liable for all obligations, covenants, representations and warranties of the Company arising under or related to this Agreement or any Supplement. Except as provided in the preceding sentence, the Company shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Company hereunder.

                    Section 6.2. Limitation on Liability of the Company. Subject to Sections 6.1 and 6.3, neither the Company nor any of its directors or officers or employees or agents shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement whether or not such action or inaction arises from express or implied duties under any Transaction Document; provided, however, that this provision shall not protect the Company or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                    Section 6.3.  Liabilities.  Notwithstanding
          Section 6.2, by entering into this Agreement, the Company agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities, arising out of or based on the arrangement created by this Agreement, the Servicing Agreement or any Supplement and the actions of the Master Servicer taken pursuant hereto or thereto as though the Pooling and Servicing Agreements created a partnership under the New York Uniform Partnership Act with the Company as a general partner thereof (except (i) those losses, claims, damages or liabilities incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates as a result of the performance of the Receivables, market fluctuations or other similar market or investment risks or (ii) to the extent that such losses, claims, damages or liabilities arise from any action or omission to act by any Investor Certificateholder). In the event of a Service Transfer, the Successor Servicer (except for the Trustee in its capacity as Successor Servicer) will indemnify and hold harmless the Company for any losses, claims, damages and liabilities of the Company arising under this
          Section 6.3 from the actions or omissions of such Successor
          Servicer.


                                     ARTICLE VII

                              EARLY AMORTIZATION EVENTS

                    Section 7.1. Early Amortization Events. Unless modified with respect to any Series of Investor Certificates by any related Supplement, if any one of the following events shall occur:

                    (a) (i) the Company or the Master Servicer, as the case may be, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or the Master Servicer, as the case may be, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or the Master Servicer, as the case may be, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or the Master Servicer, as the case may be, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) the Company or the Master Servicer, as the case may be, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or the Master Servicer, as the case may be, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                    (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                    (c) the Trust is characterized for Federal income tax purposes as an association taxable as a corporation;

          then, an "Early Amortization Event" shall occur and an Amortization Period shall commence without any notice or other action on the part of the Trustee or any Investor Certificate-holder immediately upon the occurrence of such event. The Master Servicer shall notify each Rating Agency and the Trustee of the occurrence of any Early Amortization Event. Further, upon the commencement against the Company of a case, proceeding or other action described in clause (a)(ii) or (iii) above, the Company shall not purchase Receivables from any Seller, or transfer Receivables to the Trust, until such time, if any, as such case, proceeding or other action is vacated, discharged, or stayed or bonded pending appeal, provided, that such case, proceeding or other action is vacated, discharged, or stayed or bonded pending appeal within 60 days after the occurrence thereof.

                    Section 7.2. Additional Rights Upon the Occurrence of Certain Events. (a) If an Insolvency Event with respect to the Company occurs, the Company shall immediately cease to transfer Receivables to the Trust and shall promptly give notice to the Trustee of such occurrence. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables and interest, whenever created, accrued in respect of such Receivables, shall continue to be a part of the Trust. If 60 days after the occurrence of such Insolvency Event, the Aggregate Invested Amount and all accrued and unpaid interest thereon have not been paid to the Investor Certificateholders, the Trustee at the direction of the Master Servicer shall proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids if reasonably available; provided, however, that if the allocable sale price, less all reasonable fees, expenses and other amounts due hereunder to the Trustee, its agents and counsel to the Trustee, to be realized from such sale, disposition or liquidation would be less than the Aggregate Invested Amount plus accrued and unpaid interest thereon through the Distribution Date next succeeding the date of such sale, the Trustee must receive the prior unanimous consent of all the Investor Certificateholders. The provisions of Sections 7.1 and 7.2 shall not be deemed to be mutually exclusive. The reasonable costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in Section 8.5.

                    (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and such proceeds will be distributed to holders of each Series after immediately being deposited in the applicable Collection Account, in accordance with the provisions of Section 3.1(e) and the related Supplement for such Series. After giving effect to all such deposits, the remainder, if any, shall be allocated to the Company Interest and shall be released to the holder of the Exchangeable Company Certificate upon surrender thereof.

                    Section 7.3. Expense Account. (a) Upon the occurrence of an Early Amortization Event, the Trustee, for the benefit of the Successor Servicer under the Servicing Agreement shall establish and maintain in the name of the Trustee with an Eligible Institution or with the trust department of the Trustee, a segregated trust account accessible only by and under the sole control and dominion of, the Trustee (such account, the "Expense Account").

                    (b) Upon the occurrence of an Early Amortization Event with respect to any Outstanding Series as specified in the related Supplement and as specified herein, the Trustee shall deposit the portion of the Servicing Fee allocable to such Series into the Expense Account.

                    (c) Amounts in the Expense Account shall be withdrawn by the Successor Servicer in the manner specified in Section 6.2 of the Servicing Agreement.

                    (d) The Trustee shall invest amounts on deposit in the Expense Account in Eligible Investments and the income therefrom shall be deposited therein. Any losses resulting from such investment shall be charged to amounts on deposit in the Expense Account.

                    (e) Upon the earlier to occur of (i) the 30th day following the termination of the Trust pursuant to Section 9.1, and (ii) 30 days after the termination of the duties of the Successor Servicer under the Servicing Agreement, the Trustee shall distribute all remaining funds in the Expense Account to or at the direction of C&A Products.


                                     ARTICLE VIII

                                     THE TRUSTEE

                    Section 8.1. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreements or any Supplement and no implied covenants or obligations shall be read into such Agreements against the Trustee. If a Servicer Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Agreement or any Supplement.

                    (b) The Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee; but in the case of any of the above which are specifically required to be furnished to the Trustee pursuant to any provision of the Pooling and Servicing Agreements, the Trustee shall, subject to Section 8.2, examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement.

                    (c) Subject to subsection 8.1(a), no provision of this Agreement or any Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                    (i) The Trustee shall not be liable for an error of judgment unless it shall be proved that the Trustee was negligent, or acted in bad faith, in ascertaining the pertinent facts;

                   (ii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under any Pooling and Servicing Agreement;

                  (iii) The Trustee shall not be charged with knowledge of any failure by any Servicing Party to comply with any of its obligations, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, any Agent or any holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 10% of the Invested Amount of any Series;

                   (iv) The Trustee shall not be charged with knowledge of an Early Amortization Event unless a Responsible Officer obtains actual knowledge of such event or the Trustee receives written notice of such event from the Master Servicer, any Agent or any holder of Investor Certificates;

                    (v) The Trustee shall not be liable for any investment losses resulting from any investments of funds on deposit in the Accounts or any subaccounts thereof (provided that such investments are Eligible Investments);

                   (vi) The Trustee shall have no duty to monitor the performance of the Master Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by the Master Servicer. The Trustee shall have no liability in connection with compliance of the Master Servicer or the Company with statutory or regulatory requirements related to the Receivables; and

                  (vii) The Trustee shall take such actions as are set forth in the Internal Operating Procedures Memorandum.

                    (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Pooling and Servicing Agreement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in any Pooling and Servicing Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Master Servicer under such Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of such Agreement.

                    (e) Except for actions expressly authorized by any Pooling and Servicing Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

                    (f) Except as expressly provided in any Pooling and Servicing Agreement, the Trustee shall have no power to vary the corpus of the Trust.

                    (g) Provided that the Master Servicer, each other Servicing Party and the Company shall have provided to the Trustee immediately upon request all books, records and other information reasonably requested by the Trustee and shall have provided the Trustee with all necessary access to the properties, books and records of the Master Servicer, each other Servicing Party and the Company which the Trustee may reasonably require, then within 60 days following the Initial Closing Date, the Trustee shall have (i) completed the Servicer Site Review and
          (ii) established the Standby Liquidation System, and shall have notified the Master Servicer and each Rating Agency of such events.

                    Section 8.2. Rights of the Trustee. Except as otherwise provided in Section 8.1:

                    (a) The Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to any Pooling and Servicing Agreement by the proper party or parties;

                    (b) The Trustee may consult with counsel and any Opinion of Counsel or any advice of such Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                    (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by any Pooling and Servicing Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificate-holders, pursuant to the provisions of any Pooling and Servicing Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default

               (which has not been cured), to exercise such of the rights and powers vested in it by any Pooling and Servicing Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act;

                    (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by any Pooling and Servicing Agreement; provided that the Trustee shall be liable for its negligence or willful misconduct;

                    (e) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by the holders of Investor Certificates evidencing Fractional Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts; provided, however, that such holders of Investor Certificates shall reimburse the Trustee for any expense resulting from any such investigation requested by them; provided, further, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney, at the sole cost and expense of the Company;

                    (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

                    (g) The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Company with its representations and warranties or for any other purpose; and

                    (h) In the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VIII shall also be afforded to such Paying Agent or Transfer Agent and Registrar.

                    Section 8.3. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of any Pooling and Servicing Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company in respect of the Receivables or deposited in or withdrawn from the Collection Accounts or other accounts hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof.

                    The Trustee shall not be accountable for the use or application by the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer or any Servicer in respect of the Receivable or deposited in or withdrawn from the Accounts by or at the direction of the Master Servicer or any Servicer or Lockbox Processor. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable.

                    Section 8.4. Trustee May Own Certificates. The Trustee in its individual or any other capacity (a) may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee and (b) may transact any banking and trust business with the Company, any Servicing Party or any Seller.

                    Section 8.5. Trustee's Fees and Expenses. The Master Servicer covenants and agrees to pay, but only from funds available to it as the Servicing Fee paid under the Servicing Agreement, to the Trustee annually in advance on the Initial Closing Date and on each one year anniversary thereof, and the Trustee shall be entitled to receive, such reasonable compensation as is agreed upon in writing between the Trustee and the Master Servicer (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall be entitled to reimbursement upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices, requests for documentation or other communications to Certificateholders), disbursements, losses, liabilities, damages and advances incurred or made by the Trustee in accordance with any of the provisions of any Pooling and Servicing Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement, loss, liability, damage or advance as may arise from its negligence or bad faith and except as otherwise provided in this Section 8.5. To the extent not paid from Aggregate Daily Collections on a current basis on each Distribution Date, the Company will pay or reimburse the Trustee upon its request and if the Company shall fail to do so, C&A Products will so pay or reimburse the Trustee (with a right of reimbursement from the Company) for such items. Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall not be entitled to reimbursement for any costs or expenses incurred in connection with the review, negotiation, preparation, execution and delivery of any of the Transaction Documents or in connection with the issuance of any Certificates on the Initial Closing Date except for such costs and expenses as have been agreed upon in writing between the Trustee and the Master Servicer. The expenses, disbursement, losses, liabilities, damages and advances made or incurred by the Trustee shall be considered "Trustee's expenses" for purposes of computing the Program Costs under each Supplement. If the Trustee is appointed Successor Servicer in accordance with the Servicing Agreement, this Section 8.5 shall not apply to expenses, disbursements, losses, liabilities, damages and advances made or incurred by the Trustee in its capacity as Successor Servicer which items shall be paid, first, out of the Servicing Fee, second, to the extent not paid therefrom, by making an appropriate withdrawal from the Expense Account and third, from amounts distributable to the Company pursuant to Section 9.4. The covenants to pay the expenses, disbursements, losses, liabilities, damages and advances provided for in the preceding sentence shall survive the termination of this Agreement. The provision of this Section 8.5 shall apply to the reasonable expenses, disbursements and advances made or incurred by the Trustee, or any other Person, in its capacity as liquidating agent, which may exceed the Servicing Fee.

                    Section 8.6.  Eligibility Requirements for Trustee.
          The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having (or having a holding company parent with) a combined capital and surplus of at least $50,000,000, having unsecured and uncollateralized debt obligations which are rated in one of the two highest long-term or short-term rating categories by each Rating Agency and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this
          Section 8.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

                    Section 8.7. Resignation or Removal of Trustee. (a) Subject to paragraph (c) below, the Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Company and the Master Servicer. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                    (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                    (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor trustee as provided in
          Section 8.8.

                    (d) The obligations of the Company described in Sections 6.3 and 8.5 hereof and the obligations of the Master Servicer described in Section 8.5 hereof and Section 5.1 of the Servicing Agreement shall survive the removal or resignation of the Trustee as provided in this Agreement.

                    (e) No Trustee under this Agreement shall be personally liable for any action or omission of any successor trustee.

                    Section 8.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents or copies thereof, at the expense of the Master Servicer, and statements held by it hereunder; and the Company and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations. The Master Servicer shall immediately give notice to each Rating Agency upon the appointment of a successor trustee.

                    (b) No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6.

                    (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

                    Section 8.9. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly give notice, but in no event less than ten days prior to any such merger or consolidation, to the Rating Agencies upon any such merger or consolidation of the Trustee.

                    Section 8.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of any Pooling and Servicing Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificate-holders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8. The Trustee shall promptly notify each Rating Agency of the appointment of any co-trustee.

                    (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any statute of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                   (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                    (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of any Pooling and Servicing Agreement, specifically including every provision of any Pooling and Servicing Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Company.

                    (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to any Pooling and Servicing Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                    Section 8.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Company shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five Business Days before such returns are due to be filed. The Company shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five Business Days prior to the date it is required by law to be distributed to the Certificateholders. The Trustee, upon request, will furnish the Company with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Certificateholders, the Company or the Master Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

                    Section 8.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under any Pooling and Servicing Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                    Section 8.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 6.1 of the Servicing Agreement, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any other Transaction Document by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any other Transaction Document or in aid of the execution of any power granted in this Agreement or any other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any holder thereof, or authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                    Section 8.14.  [Reserved]

                    Section 8.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                    (a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York and meets the requirements of Section 8.6;

                    (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and any Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and any Supplement; and

                    (c) each Pooling and Servicing Agreement and each of the Transaction Documents executed by it have been duly executed and delivered by the Trustee and, in the case of all such Transaction Documents, are legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    Section 8.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and the Pooling and Servicing Agreements may be served. The Trustee will give prompt written notice to the Company, the Master Servicer and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                    Section 8.17.  Limitation of Liability.  The
          Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertaking and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.


                                      ARTICLE IX

                                     TERMINATION

                    Section 9.1.  Termination of Trust; Optional
          Repurchase. (a) The Trust and the respective obligations and responsibilities of the Company, the Master Servicer, the Servicers and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to any such obligations or responsibilities expressly stated to survive such termination, on the earliest of (i) the last day of the March 2010 Settlement Period (ii) at the option of the Company at any time where the Aggregate Invested Amount is zero (unless an Early Amortization Event as specified in Section 7.1 of this Agreement shall have occurred and be continuing in which case the Company shall be deemed to elect to terminate the Trust pursuant to this clause (ii)) and (iii) upon completion of distribution of the amounts referred to in subsection 7.2(b) (the "Trust Termination Date").

                    (b) If on the Distribution Date in the month immediately preceding the month in which the Trust Termination Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date pursuant to Article III) the Invested Amount of any Series would be greater than zero, the Trustee, at the direction of the Master Servicer, shall sell within 30 days of such Distribution Date all of the Receivables. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated in accordance with Article III. During such

          30-day period, the Master Servicer shall continue to collect Collections on the Receivables and allocate Collections in accordance with the provisions of Article III. The reasonable costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in Section 8.5.

                    Section 9.2. Optional Purchase and Final Termination Date of Investor Certificates of any Series. (a) On the Distribution Date during the Amortization Period with respect to any Series on which the Invested Amount (or such other amount as may be set forth in the related Supplement) of such Series is reduced to an amount equal to or less than the Optional Repurchase Percentage of the Initial Invested Amount (or such other amount as may be set forth in the related Supplement) for such Series as of the day preceding the beginning of such Amortization Period, the Company shall have the option to repurchase the entire Certificateholders' Interest of such Series, at a purchase price equal (i) to the outstanding Invested Amount of the Investor Certificates of such Series plus (ii) accrued and unpaid interest through the date of such purchase (after giving effect to any payment of principal and monthly interest on such date of purchase) plus (iii) all other amounts payable to all Investor Certificateholders of such Series under the related Supplement. The amount of the purchase price will be deposited into the U.S. Dollar Collection Account for credit to the Series Collection Subaccount for such Series on the Distribution Date in immediately available funds and will be passed through in full to the applicable Investor Certificateholders. Following any such repurchase, such Certificateholders' Interest in the Receivables shall terminate and such interest therein will be allocated to the Company Interest and such Certificateholders will have no further rights with respect thereto. In the event that the Company fails for any reason to deposit the purchase price for such Receivables, the Trust will continue to hold such interest in the Receivables and monthly payments will continue to be made to the Certificateholders.

                    (b) The amount deposited pursuant to subsection 9.1(b) shall be paid to the Investor Certificateholders of the related Series pursuant to Article III on the Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Company pursuant to subsection 9.1(b) shall be delivered by the Company upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Company.

                    (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, in accordance with the directions of the Master Servicer and pay the proceeds to all Certificateholders of such Series pro rata (except that unless expressly provided to the contrary in the related Supplement, no payment shall be made to Certificateholders of any Class of any Series that is by its terms subordinated to any other Class until such senior Class of Certificates have been paid in full) in final payment of all principal of and accrued interest on such Series of Certificates, an amount of Receivables or interests in Receivables up to the Invested Amount of such Series at the close of business on such date. The reasonable costs and expenses incurred by the Trustee in such sale shall be reimbursable to the Trustee as provided in
          Section 8.5. Any proceeds of such sale in excess of such principal and interest paid shall be paid to the holder of the Exchangeable Company Certificate, unless and to the extent otherwise specified in any applicable Supplement. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in this Section 9.2.

                    Section 9.3.  Final Payment with Respect to Any Series.
          (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Investor Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least 30 days' prior written notice from the Master Servicer to the Trustee containing all information required for the Trustee's notice) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution specifying (i) the Distribution Date upon which final payment of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and
          (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Master Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officers' Certificate setting forth the information specified in Section 4.4 of the Servicing Agreement covering the period during the then current calendar year through the date of such notice. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

                    (b) Notwithstanding the termination of the Trust pursuant to subsection 9.1(a) or the occurrence of the Series Termination Date with respect to any Series pursuant to
          Section 9.2, all funds then on deposit in the Collection Accounts (but only to the extent necessary to pay all outstanding and unpaid amounts to Certificateholders) shall continue to be held in trust for the benefit of the Certificateholders and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates. Any Certificate not surrendered on the date specified in subsection 9.3(a)(i) shall cease to accrue any interest provided for such Certificate from and after such date. In the event that all of the Investor Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Collection Accounts held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Company upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Certificateholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                    (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Company.

                    Section 9.4. Company's Termination Rights. Upon the termination of the Trust pursuant to Section 9.1 and the surrender of the Exchangeable Company Certificate and payment to the Trustee (in its capacity as such and in its capacity as Successor Servicer) of all amounts owed to it under any Pooling and Servicing Agreement, the Trustee shall sell, assign and convey to the Company (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof except for amounts held by the Trustee pursuant to subsection 9.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Company to vest in the Company all right, title and interest which the Trust had in the Receivables.


                                      ARTICLE X

                               MISCELLANEOUS PROVISIONS

                    Section 10.1. Amendment. (a) This Agreement, the Servicing Agreement and each Supplement in respect of an Outstanding Series (collectively, the "Pooling and Servicing Agreements") may be amended in writing from time to time by the Master Servicer, the Company and the Trustee, without the consent of any holder of any outstanding Certificate, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or to add any other provisions hereof to change in any manner or eliminate any of the provisions with respect to matters or questions raised under any Pooling and Servicing Agreement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the Investor Certificateholders. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

                    (b) Any Pooling and Servicing Agreement and, to the extent provided in any Pooling and Servicing Agreement, any other agreement relating to the Receivables may also be amended in writing from time to time by the Master Servicer, the Company and the Trustee with the consent of Investor Certificateholders evidencing more than 50% of the Invested Amount of any Series adversely affected by the amendment (and, if such amendment has not been consented to by Investor Certificateholders evidencing 66-2/3% or more of the Invested Amount of any Series adversely affected by the amendment (or, if any such Series shall have more than one Class of Investor Certificates adversely affected by the amendment, 66-2/3% or more of the Invested Amount of each Class adversely affected by the amendment), upon satisfaction of the Rating Agency Condition with respect to such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or such other agreement or of modifying in any manner the rights of holders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of such Investor Certificateholder of such Series; (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of such Investor Certificateholder; or (iii) reduce the aforesaid percentage of fractional undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected.

                    (c) Notwithstanding anything in this Section 10.1 to the contrary, the Supplement with respect to any Series may only be amended on the terms and with the procedures provided in such Supplement.

                    (d) The Company or the Master Servicer shall deliver any proposed amendment to each Agent at least five days prior to the execution and delivery thereof.

                    (e) Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder of each Outstanding Series (or with respect to an amendment of a Supplement, to the applicable Series), and the Master Servicer shall furnish written notification of the substance of such amendment to each Rating Agency.

                    (f) It shall not be necessary for the consent of Investor Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificate-holders shall be subject to such reasonable requirements as the Trustee may prescribe.

                    (g) In executing or accepting any amendment pursuant to this Section 10.1, the Trustee shall, upon request, be entitled to receive and rely upon (i) an Opinion of Counsel stating that (A) such amendment is authorized pursuant to a specific provision of a Pooling and Servicing Agreement and complies with such provision, and (B) all conditions precedent to the execution, delivery and performance of such amendment shall have been satisfied in full and (ii) a Tax Opinion.

                    Section 10.2. Protection of Right, Title and Interest to Trust. (a) The Company shall cause each Pooling and Servicing Agreement, all amendments thereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Company shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. In the event that the Company fails to file such financing or continuation statements then the Trustee shall have the right to file the same on behalf of the Company.

                    (b) The Company will deliver an Opinion of Counsel, not more than once annually, substantially in the form of Exhibit F, to the Trustee promptly following a request therefor (and, in any event, within 20 Business Days following such request).

                    Section 10.3.  Limitation on Rights of
          Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                    (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 10.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                    (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Trustee, written request to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Pooling and Servicing Agreements to affect, disturb or prejudice the rights of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                    (d) By their acceptance of Certificates pursuant to this Agreement and the applicable Supplement, the Certificateholders agree to the provisions of this Section 10.3.

                    Section 10.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    Section 10.5. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows (i) in the case of the Company, the Master Servicer and the Trustee, and
          (ii) in the case of the Servicers, as set forth on Schedule 1 to the Receivables Sale Agreement, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:        Carcorp, Inc.
                                   P.O. Box 50102
                                   Henderson, Nevada  89106
                                   Attention: President
                                   Telecopy:  (702) 598-3651

                    with a copy to the Master Servicer and a copy to:

                                   210 Madison Avenue
                                   New York, New York  10016
                                   Attention: Elizabeth R. Philipp
                                   Telecopy:  (212) 578-1269

               The Master
                Servicer:          Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  28262
                                   Attention:  Assistant Treasurer
                                   Telecopy:  (704) 548-2314

                    with a copy to:

                                   210 Madison Avenue
                                   New York, New York  10016
                                   Attention: Elizabeth R. Philipp
                                   Telecopy:  (212) 578-1269

               The Trustee:        Chemical Bank
                                   450 West 33rd Street
                                   15th Floor
                                   New York, New York  10001
                                   Attention:  Structured Finance
                                               Services - ABS
                                   Telecopy: (212) 946-3916
                                   Telephone: (212) 946-8600

          Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in any Pooling and Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                    Section 10.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of any Pooling and Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of such Pooling and Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of any Pooling and Servicing Agreement or of the Certificates or rights of the Certificateholders.

                    Section 10.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.1 of the Servicing Agreement, no Pooling and Servicing Agreement may be assigned by the Master Servicer without the prior written consent of the Trustee acting on behalf of the holders of 66-2/3% of the Invested Amount of each Outstanding Series and without the Rating Agency Condition having been satisfied with respect to any such assignment.

                    Section 10.8. Certificates Nonassessable and Fully Paid. It is the intention of the parties to each Pooling and Servicing Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Investor Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Investor Certificates upon authentication thereof by the Trustee pursuant to Section 5.2 are and shall be deemed fully paid.

                    Section 10.9. Further Assurances. The Company and the Master Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of each Pooling and Servicing Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction, or under the provisions of similar provincial laws of Canada.

                    Section 10.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege, hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    Section 10.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    Section 10.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person will have any right or obligation hereunder.

                    Section 10.13.  Actions by Certificateholders.
          (a) Wherever in any Pooling and Servicing Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholders of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Series or all Series.

                    (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Company or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                    Section 10.14. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                    Section 10.15. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                    Section 10.16. Construction of Agreement. (a) The Company hereby grants to the Trustee a security interest in all of the Company's right, title and interest in, to and under the Receivables and the other Trust Assets now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" thereof (including Recoveries), to secure all of the Company's and the Master Servicer's obligations hereunder, including, without limitation, the Company's obligation to sell or transfer Receivables hereafter created to the Trust.

                    (b) This Agreement shall constitute a security agreement under applicable law.

                    Section 10.17. No Set-Off. Except as expressly provided in this Agreement, the Trustee agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Accounts for any amount owed to it by the Company, the Master Servicer or any Certificateholder.

                    Section 10.18. No Bankruptcy Petition. Each of the Trustee and the Master Servicer hereby covenant and agree that, prior to the date which is one year and one day after the date of the end of the Amortization Period with respect to all Outstanding Series, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    Section 10.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that
          (a) each Pooling and Servicing Agreement is executed and delivered by Chemical Bank, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) except with respect to
          Section 8.15 hereof the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Chemical Bank, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Chemical Bank, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Person claiming by, through or under such parties; provided, however, Chemical Bank shall be liable in its individual capacity for its own willful misconduct or negligence and for any tax assessed against Chemical Bank based on or measured by any fees, commission or compensation received by it for acting as Trustee and (d) under no circumstances shall Chemical Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under any Pooling and Servicing Agreement.

                    The Company hereby agrees to indemnify and hold harmless the Trustee for the benefit of the Certificateholders (each, an "indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of the Company pursuant to any Pooling and Servicing Agreement to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except to the extent such loss, liability, expense, damage or injury resulted from the negligence, bad faith or willful misconduct of an indemnified person.

                    Section 10.20. Canadian Taxes. The Company represents and warrants to the Trustee for the benefit of the Certificateholders that it has not assumed in any manner whatsoever any obligation of the Canadian Seller to make collections and remittances in respect of any Canadian goods and services tax and Canadian provincial sales taxes and to file any returns in respect of such taxes with Canadian tax authorities and that it was not contemplated by the Canadian Seller and the Company that such obligation was to be assumed by the Company. The parties hereto agree that the Trust does not assume in any manner whatsoever any obligation of the Canadian Seller to collect such taxes, make such remittances and file such returns, and that it is not contemplated by the parties hereto that any such obligation is hereby assumed by the Trust or the Trustee. The Company hereby indemnifies the Trustee for the benefit of the Certificateholders and holds it harmless from and against any assessments, claims or other demands for payment of such taxes by Canadian tax authorities, as well as interest and penalties. It is understood that all of the Canadian Seller's invoices in respect of its Receivables will bear the Canadian Seller's GST registration number.

                    Section 10.21. Payments by Company. Whenever any provision in the Transaction Documents permits or obligates the Company to make a payment in cash, failure to make such payment shall not constitute a breach by the Company giving rise to any actionable claim against the Company to the extent that the Company has insufficient funds to make such payments from amounts properly distributed to the Company pursuant to this Agreement and any Supplement. The foregoing sentence shall not in any manner limit the ability of the Company to increase the principal amounts outstanding under the Subordinated Notes and the Parent
          Note in accordance with the terms of the Receivables Sale
          Agreement.

                    Section 10.22. Certain Information. The Master Servicer and the Company shall promptly provide to the Trustee such information in computer tape, hard copy or other form regarding the Receivables as the Trustee may reasonably request to perform its obligations hereunder.

                    IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        CARCORP, INC., as Company


                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Vice President,
                                                  Secretary
                                                  and Treasurer


                                        COLLINS & AIKMAN PRODUCTS CO., as
                                          Master Servicer

                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Vice President,
                                                  Controller,
                                                  Acting Chief Financial
                                                  Officer and Assistant
                                                  Treasurer


                                        CHEMICAL BANK,
                                          not in its individual capacity
                                          but solely as Trustee


                                        By: Charles E. Dooley
                                           Title: Vice President

                                                                 Schedule 1


                                     Receivables

                                                                 Schedule 2


                           Identification of Trust Accounts

          The U.S. Dollar Collection Account has been established by and at Chemical Bank, account number 323-334466.

          The U.S. Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.

          The Canada/U.S. Dollar Collection Account has been established by and at Canadian Imperial Bank of Commerce, account number 04-46718.

          The Canada/U.S. Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.

          The Canada/Canadian Dollar Collection Account has been established by and at Canadian Imperial Bank of Commerce, account number 22-43318.

          The Canada/Canadian Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.

                                                                 Schedule 3


                                   Special Obligors


               Special Obligor               Special Obligor Limit

          General Motors Corporation                   7.0%
          and its Subsidiaries

          Ford Motor Company and                       10.0%
          its Subsidiaries

          Chrysler Corporation                         7.0%
          and its Subsidiaries

          Honda Motor Co., Ltd.,                       7.0%
          American Honda Motor Co.
          and their respective
          Subsidiaries

          Toyota Motor Company,                        14.0%
          Toyota Tsusho Corp.
          and their respective
          Subsidiaries



Notwithstanding the foregoing, if after March 30, 1995 the rating assigned to a Special Obligor is changed by either Standard & Poor's Rating Group or Duff & Phelps Credit Rating Co., the following Special Obligor Limit shall apply to such Special Obligor (in case of a split rating, the Special Obligor Limit shall be the lower of the two):

       Minimum Rating
Standard & Poor's         Duff & Phelps       Special Obligor Limit
A-1                       AAA-                14.0%
A-2                        AA-                10.0%
A-3                         A-                 7.0%
- --                        BBB-                 5.0%
Non-Investment            Less than            2.5%
  Grade/Unrated           BBB- and unrated

                                                                 Schedule 4


                  Locations of Chief Executive Office of the Company

                                Bank of America Plaza
                                      Suite 1100
                               300 South Fourth Street
                               Las Vegas, Nevada  89101

                                                                 Schedule 5


                               Contractual Obligations


               1. Service Agreement, dated as of December 16, 1994, between Nevada Holding Services, Inc. ("NHS") and the Company, as amended.

               2. Sublease, dated as of December 16, 1994, between NHS, as Sublessor, and the Company, as Sublessee.

               3. Agreement, dated as of December 16, 1994, between the Company and Monte L. Miller.

               4. Payroll Services Agreement, dated December 22, 1994, between the Company and Computing Resources, Inc.